Exhibit 10.36
AGREED FORM
CONFIDENTIAL
CERTAIN INFORMATION IDENTIFIED WITH THE MARK “(***)”, “(***%***)” AND “(***$***)” HAS BEEN EXCLUDED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SEC PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST WITH RESPECT TO THIS OMITTED INFORMATION.

COLLABORATION AGREEMENT
by and among
Illumina Cambridge, Ltd.,
Illumina, Inc. (solely for purposes of Section 11.7)
and
SomaLogic, Inc.

December 31, 2021

CERTAIN INFORMATION IDENTIFIED WITH THE MARK “(***)”, “(***%***)” AND “(***$***)” HAS BEEN EXCLUDED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SEC PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST WITH RESPECT TO THIS OMITTED INFORMATION.

ARTICLE 1 Definitions

ARTICLE 2 License Grant
2.1 Licenses
2.2 Sublicense Rights
2.3 Transfer of Know-How
2.4 Confirmatory Patent License; License Registration
2.5 No Implied Licenses
2.6 Array-Based Kits
2.7 Protein Identification Reagents

ARTICLE 3 Joint committees
3.1 Joint Steering Committee
3.2 Joint IP Committee
3.3 Alliance Managers

ARTICLE 4 Development
4.1 Development Plan
4.2 Subcontractors
4.3 Conduct of Development Activities
4.4 Development Records
4.5 Co-Exclusivity
4.6 Development Escrow

ARTICLE 5 Regulatory
5.1 Regulatory Responsibility
5.2 Recalls; Market Suspensions; Market Withdrawals

ARTICLE 6 Manufacturing
6.1 Manufacturing Responsibility

ARTICLE 7 Commercialization
7.1 Commercialization Responsibility
7.2 Commercialization Efforts
7.3 Customer Engagement
7.4 Licensed Product Branding
7.5 Commercialization Milestones

ARTICLE 8 Financial Provisions
i

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(continued)

8.1 Technology Access Fee
8.2 Minimum Annual Royalties
8.3 Royalty Payments
8.4 Only One Royalty
8.5 Third Party Payments
8.6 Payment; Reports
8.7 Exchange Rate; Manner and Place of Payment
8.8 Late Payments
8.9 Taxes
8.10 Financial Records and Audit
8.11 Supply of SOMAmer Reagents
8.12 IVD Licensed Products; IVD Sublicenses
8.13 Revenue Sharing

ARTICLE 9 Intellectual Property
9.1 Determination of Inventorship
9.2 Ownership
9.3 Certain Covenants
9.4 Patent Prosecution and Maintenance
9.5 Infringement by Third Parties
9.6 Infringement of Third Party Rights

ARTICLE 10 Representations and Warranties and Covenants
10.1 Mutual Representations and Warranties
10.2 Mutual Covenants
10.3 Additional SomaLogic Representations, Warranties and Covenants
10.4 Additional Illumina Representations, Warranties and Covenants
10.5 Covenant to Update
10.6 No Other Representations or Warranties

ARTICLE 11 Indemnification
11.1 Indemnification by SomaLogic
11.2 Indemnification by Illumina
11.3 Indemnification Procedure
11.4 Mitigation of Loss
11.5 LIMITATION OF LIABILITY
11.6 Insurance
11.7 Guaranty

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(continued)

ARTICLE 12 Confidentiality; Publication
12.1 Duty of Confidence
12.2 Exceptions
12.3 Authorized Disclosures
12.4 Publicity; Use of Names
12.5 Prior Confidentiality Agreement
12.6 Disclosure to the SEC
12.7 Press Release; Publication
12.8 Reporting of Financial Information

ARTICLE 13 Term and Termination
13.1 Term
13.2 Termination
13.3 Termination for Convenience
13.4 Effect of Expiration or Termination
13.5 Occurrence of Certain Events
13.6 Alternative to Termination
13.7 Survival
13.8 Termination Not Sole Remedy

ARTICLE 14 General Provisions
14.1 Governing Law
14.2 Assignment
14.3 Entire Agreement; Modification
14.4 Rights Upon Bankruptcy
14.5 Relationship Between the Parties
14.6 Specific Performance
14.7 Non-Waiver
14.8 Force Majeure
14.9 Severability
14.10 Notices
14.11 Dispute Resolution
14.12 Performance by Affiliates
14.13 WAIVER OF JURY TRIAL
14.14 Titles and Subtitles
14.15 Variation
14.16 Waiver of Rule of Construction
14.17 Business Day Requirements
14.18 English Language

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(continued)

14.19 Interpretation
14.20 Further Assurances and Actions
14.21 Counterparts

EXHIBITS

Exhibit A	Licensed Patents
Exhibit B	Development Plan
Exhibit C	SomaLogic Trademarks
Exhibit D	Knowledge Transfer
Exhibit E	SomaLogic Trademark Usage Guidelines
Exhibit F	SOMAmer Reagents
Exhibit G	Designated Specified Proteomics Companies

CONFIDENTIAL

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COLLABORATION AGREEMENT
This Collaboration Agreement (this “Agreement”) is entered into as of December 31, 2021 (the “Effective Date”), by and among Illumina Cambridge, Ltd., a private company limited by shares organized under the laws of England and Wales, with an address at Illumina Centre, 19 Granta Park, Great Abington, Cambridge, CB21 6DF, United Kingdom (“Illumina”), SomaLogic, Inc., a Delaware corporation having a place of office at 2945 Wilderness Place, Boulder, CO 80301 (“SomaLogic”) and, solely for purposes of Section 11.7, Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Guarantor”). Illumina and SomaLogic may be referred to herein individually as a “Party” or collectively as the “Parties”.
RECITALS
Whereas, Illumina is engaged in the research, development, manufacturing and sale of technologies and products in the field of sequencing;
Whereas, SomaLogic is engaged in the research, development, manufacturing and sale of technologies and products in the field of proteomics;
Whereas, the Parties intend to engage in a co-exclusive collaboration for the development of co-branded NGS-based proteomic distributable kits; and
Whereas, Illumina desires to obtain from SomaLogic, and SomaLogic desires to grant to Illumina, a license to certain SomaLogic patents and know-how and other technology for purposes of developing, manufacturing and commercializing NGS-based proteomic distributable kits, subject to the terms and conditions of this Agreement.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Illumina and SomaLogic hereby agree as follows:
ARTICLE 1
DEFINITIONS
“Actions” means any demands, claims, actions, proceedings, investigations, suits, complaints, cross-complaints, requests, arbitrations, mediations and causes of action (whether at law, equity or otherwise, or whether criminal or civil, in contract, tort or otherwise, or whether statutory or common law).
“Affiliate” means, with respect to a Party, any Person who directly or indirectly controls, is controlled by, or is under common control with such Party, including any direct or indirect parent or Subsidiary of such Party, in each case only so long as such control exists. As used in the definitions of “Affiliate” and “Subsidiary”, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means (a) the power, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person or the power to elect or appoint fifty percent (50%) or more of the members of the board of directors or other governing body of such Person, whether by the ownership of shares or securities of such Person, by Contract or otherwise.
“Alliance Manager” has the meaning set forth in Section 3.3.

CONFIDENTIAL

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“Applicable Laws” means any applicable provisions of any national, supranational, regional, state and local laws, treaties, statutes, rules, rulings, regulations, administrative codes, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator or Governmental Authority having jurisdiction over or related to the subject item.
“Aptamer” means oligonucleotide sequence composed of nucleic acids and their analogs utilized solely for the recognition and binding of target molecules, including protein(s), peptides, hormones, post translational modifications of any of the foregoing, or sensing of individual or sequence of amino acid residues.
“Array-Based Collaboration” has the meaning set forth in Section 2.6(a).
“Array-Based Kits” means any array-based proteomic distributable Kit.
“Array-Based ROFN” has the meaning set forth in Section 2.6(a).
“Array-Based ROFN Exercise Notice” has the meaning set forth in Section 2.6(a).
“Array-Based ROFN Exercise Period” has the meaning set forth in Section 2.6(a).
“Array-Based ROFN Negotiation Period” has the meaning set forth in Section 2.6(a).
“Array-Based ROFN Offer Notice” has the meaning set forth in Section 2.6(a).
“Assay Moiety” means any physical addition or modification to an Aptamer which enables detection by NGS, including without limitation any addition of DNA indices, barcodes, adapters, primer binding sites, molecular probes or tags to the Aptamer. For clarity, Assay Moiety excludes chemical modifications to the extent such modifications improve or enhance the binding of an Aptamer to a target molecule.
“Bankruptcy Laws” has the meaning set forth in Section 14.4.
“Business Day” means a day other than a Saturday, Sunday or a national or public holiday, on which commercial banks in the State of New York, United States are open for the transaction of commercial banking business.
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.
“Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.
“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates and any other Third Parties acting in concert with such Third Party, becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale, disposal, exclusive license or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

CONFIDENTIAL

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“Chapter 7 Case” has the meaning set forth in Section 13.2(b).
“Claim” has the meaning set forth in Section 11.1
“CMO” means a Third Party contract manufacturing organization.
“Co-Exclusive License” has the meaning set forth in Section 2.1(a).
“Co-Exclusivity Term” means the period commencing upon the Effective Date and ending on (a) the seventh (7th) anniversary of the First Commercial Sale of the first Licensed Product (and, for the avoidance of doubt, not variable with respect to any subsequent First Commercial Sale), (b) the date of termination pursuant to Section 8.2(b), or (c) the effective date of conversion pursuant to Section 7.5, whichever is longest.
“Combination Product” means any combination of the Licensed Product and another product or service the manufacture, use, sale, offering for sale, importation or exportation of which does not Infringe the Licensed Patents.
“Commercial Year” means each respective period of twelve (12) consecutive months commencing on the first full month following the First Commercial Sale of a Licensed Product by a Selling Entity in any country in the Territory.
“Commercialization” means any activities relating to the marketing, sale, offering for sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering such product to customers) of a product.  For the avoidance of doubt, Commercialization does not include any development or manufacturing activities.  “Commercialize”, “Commercialized”, and “Commercializing” have correlative meanings.
“Commercially Reasonable Efforts” means (a) with respect to a Party’s obligations under this Agreement relating to development, manufacturing or Commercialization activities relating to any Licensed Product, those efforts and resources that are consistent with the exercise of customary scientific and business practices for a company of a similar size and having similar resources, for development, manufacturing or Commercialization activities conducted with respect to products with similar characteristics, at a similar stage of development or Commercialization and having similar commercial potential, taking into account all relevant factors, including relative stage of development or product lifecycle, the regulatory environment, competitiveness of the marketplace and the market potential of such products and the nature and extent of market exclusivity, including patent coverage and protection, and (b) with respect to the efforts to be expended by a Party with respect to any objective or activity other than those described in clause (a) above, those reasonable, good faith efforts to accomplish such objective or perform such activity as such Party would normally use to accomplish a similar objective under similar circumstances.
“Confidential Information” means any confidential or proprietary information that is or has been disclosed by or on behalf of a Party or any of its Affiliates or its or their respective representatives to the other Party or any of its Affiliates or its or their respective representatives, whether communicated in writing or orally or by any other method, in connection with this Agreement; provided that to the extent disclosed to the other Party in writing, the disclosing Party shall conspicuously label or mark such Confidential Information as “proprietary” or “confidential” and, to the extent disclosed orally, identify it as proprietary or confidential at the time of disclosure and provide written confirmation promptly thereafter. For the avoidance of doubt, (i) the existence and terms and conditions of this Agreement are the Confidential Information of both Parties and (ii) all information included in materials specifically identified, but not including any general categories or types of information listed, in the Knowledge

CONFIDENTIAL

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Transfer set forth on Exhibit D as of the Effective Date is the Confidential Information of SomaLogic, except to the extent any of the exceptions described in Sections 12.2(a), 12.2(b), 12.2(c) or 12.2(d) apply to such information.
“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement, entered into as of February 25, 2021, between Illumina and SomaLogic.
“Contract” means any contract, lease, license, sublicense, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).
“Control” or “Controlled” means, with respect to any Patents, Know-How, Trade Secrets or any other Intellectual Property, the possession by a Party (whether by ownership, license or otherwise, other than pursuant to a license or other rights granted to such Party under this Agreement) of the ability to grant access, a license or a sublicense of or under such Intellectual Property, as applicable, as provided for herein, in each case, without (a) violating the terms of any agreement or binding arrangement with any Third Party or (b) requiring the payment of consideration to, or consent of, a Third Party.
“Conversion Option Date” has the meaning set forth in Section 7.5(i).
“Cover” (including, with correlative meanings, “Covered” and “Covering”) means, with respect to a Patent, a product, invention or technology, that, in the absence of ownership of or a license under such Patent, the manufacture, use, sale, offer for sale or importation of such product or the practice of such product, invention or technology would Infringe one or more claims of such Patent.
“Critical Reagent Request” has the meaning set forth in Section 4.6(c).
“Designated Specified Proteomics Company” has the meaning set forth in Section 2.1(c).
“Development Escrow Agreement” has the meaning set forth in Section 4.6(a).
“Development Instructions” has the meaning set forth in Section 4.6(a).
“Development Plan” has the meaning set forth in Section 4.1.
“Disclosing Party” has the meaning set forth in Section 12.1(a).
“Disputes” has the meaning set forth in Section 14.11(a).
“Election Notice” has the meaning set forth in Section 13.6.
“Enforcing Party” has the meaning set forth in Section 9.5(c).
“Engaging Party” has the meaning set forth in Section 4.2.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Dispute” has the meaning set forth in Section 14.11(g).
“Executive Officer” means a senior vice president or other senior executive designated by a Party.

CONFIDENTIAL

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“Existing Licensed Patent” has the meaning set forth in Section 10.3(b).
“FDA” means the U.S. Food and Drug Administration or any successor agency thereto, having the administrative authority to regulate the marketing of in vitro diagnostics and other medical devices in the United States.
“Field” means all life sciences applications, including research, clinical diagnostics, molecular diagnostics, drug discovery, translational research, therapeutics, spatial and single cell. For clarity, “Field” includes IVD applications.
“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first Sale by or on behalf of Illumina or any of its Affiliates or Sublicensees to a Third Party for end use or consumption of such Licensed Product in such country; provided that “First Commercial Sale” shall not include any Sale or other disposal or use of a Licensed Product in connection with development in advance of commercial release of such Licensed Product.
“Fiscal Quarter” means each of the following three (3)-month periods during each Fiscal Year: January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31.
“Fiscal Year” means the period from January 1 of a Calendar Year through December 31 of such Calendar Year. For the avoidance of doubt, the first Fiscal Year hereunder shall commence on January 1 of the calendar year immediately following the Effective Date.
“Foreground IP” has the meaning set forth in Section 9.1.
“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
“Illumina Accelerator” means Illumina’s program to provide select start-ups with access to seed investment, business guidance, Illumina’s sequencing system, reagents and operational lab space, or Illumina’s successor program thereto.
“Illumina Array-Based System” means Illumina’s microarray technology, also known as Bead Array technology, including assays, reagents, bespoke automation tools, data reporting and analysis software.
“Illumina Background IP” means any Intellectual Property Controlled by Illumina or any of its Affiliates (solely or jointly with any Third Party) (a) in existence as of the Effective Date or (b) arising at any time during the Term independently of any activities conducted pursuant to this Agreement.
“Illumina Early Conversion Option” has the meaning set forth in Section 8.2(b).
“Illumina Foreground IP” has the meaning set forth in Section 9.2(b).
“Illumina Indemnitees” has the meaning set forth in Section 11.1.
“Illumina Joint Patents” has the meaning set forth in Section 9.4(d)(ii).

CONFIDENTIAL

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(***)“Illumina Sequencing Systems” means Illumina’s NGS systems, including assays, reagents, bespoke automation tools, data reporting and analysis software.
“Illumina Sole Patents” means any Patents included in the Illumina Foreground IP.
“Illumina Trademarks” means any Trademark Controlled by Illumina in existence as of the Effective Date or arising at any time during the Term.
“Improvement” means, with respect to a compound, product or technology, or relating to the development, manufacture or Commercialization thereof, any invention that is an enhancement, improvement or modification to such compound, product or technology, or the development, manufacture or Commercialization thereof, including any enhancement in the efficiency, operation, development or manufacture of any Licensed Product.
“Indemnified Party” has the meaning set forth in Section 11.3.
“Indemnifying Party” has the meaning set forth in Section 11.3.
“Infringe” (including, with correlative meanings, “Infringed”, “Infringing” or “Infringement”) means any infringement as determined by Applicable Laws, including direct infringement, contributory infringement or any inducement to infringe.
“Intellectual Property” means any intellectual property and similar proprietary rights in any jurisdiction throughout the world, including any of the following: (a) Patents; (b) trademarks, service marks, certification marks, logos, trade names, trade dress, domain names, including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing (“Trademarks”); (c) copyrights and registrations and applications for registration thereof; and (d) confidential and proprietary technology, Know-How, Trade Secrets, databases, and other similar types of confidential and proprietary information.
“IVD” or “in vitro diagnostic” means (a) in the United States, an assay and any biological materials, associated reagents, procedures, instrumentation or software necessary to perform the assay, but excluding any samples that the assay is intended to test, intended for use in disease identification, prognosis, disease monitoring, monitoring for dosage adjustments or treatment selection/prediction, including a determination of the state of health, in order to cure, mitigate, treat or prevent disease or sequelae, as more fully defined in 21 C.F.R. § 800 et seq., including Companion Diagnostics and Complementary Diagnostics for a pharmaceutical product as defined in FDA’s “Guidance for Industry and Food and Drug Administration Staff - In Vitro Companion Diagnostic Devices”, (b) in the European Union, an in vitro diagnostic medical device as defined in the European directive 98/79/EC as in effect at the time and any subsequent amendments or revisions, and (c) in markets outside of the United States and the European Union, any similar definition as set by the applicable Regulatory Authorities in such markets.
“IVD Developer” has the meaning set forth in Section 8.12(a).
“IVD Licensed Product” has the meaning set forth in Section 8.12(a).
“IVD Plan” has the meaning set forth in Section 8.12(a).
“JAMS Rules” has the meaning set forth in Section 14.11(b).
“Joint Foreground IP” has the meaning set forth in Section 9.2(b).

CONFIDENTIAL

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“Joint IP Committee” has the meaning set forth in Section 3.1(a)(i).
“Joint Patent” means any Patent included in the Joint Foreground IP.
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1(a)(i).
“Kit” means any kit of reagents and other consumables that enable a proteomic assay for an NGS system.
“Know-How” means any non-public technical, scientific and business information, practices, test and other procedures, processes, methods, know-how, techniques (including synthesis, purification and isolation techniques), designs and other knowledge, information, skills and materials, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable or copyrightable, but in all cases excluding any Patents.
“Knowledge” means the actual (but not constructive or imputed) knowledge of, with respect to SomaLogic, any named executive officer of SomaLogic and, with respect to Illumina, any officer who is a Vice President or more senior officer of Guarantor, in each case, without any implication or requirement of verification or investigation concerning such knowledge.
“Knowledge Transfer” has the meaning set forth in Section 2.3.
“Licensed Patents” means the Patents set forth in Exhibit A, as such Exhibit may be amended from time-to-time upon recommendation by the Joint IP Committee solely to add Patents in the following categories: Aptamer chemistry, target-specific Aptamers and Aptamer detection/analysis methods. For the avoidance of doubt, Licensed Patents shall include any Patents claiming priority or issued from any Patent set forth in Exhibit A.
“Licensed Product” means any NGS-based proteomic distributable Kit that includes SOMAmer Reagents and is developed in connection with activities conducted pursuant to this Agreement, which may include evolutions thereof (i) related to NGS (by way of example only, process or technical improvements) or (ii) through addition of content.
“Licenses” has the meaning set forth in Section 2.1(b).
“Losses” has the meaning set forth in Section 11.1.
“LULL” has the meaning set forth in Section 2.1(c).
“Manufacturing Instructions” has the meaning set forth in Section 8.11(d).
“Milestone” has the meaning set forth in Section 7.5.
“Milestone Due Date” has the meaning set forth in Section 7.5.
“Minimum Royalty” has the meaning set forth in Section 8.2(a).
“Net Sales” means the gross amounts invoiced by any Selling Entity for the Sale of Licensed Products (as such or as used or consumed in the performance of services) to Third Parties, less the following deductions to the extent actually allowed, accrued, paid or taken (in each case, if not previously deducted from the amount invoiced):

CONFIDENTIAL

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(a)unrecovered value added taxes, sales taxes, consumption taxes, excise taxes or custom duties and government charges levied on the production, sale, transportation or delivery of such Licensed Products and services;
(b)costs of freight, insurance and other transportation charges related to the distribution of such Licensed Product;
(c)credit, allowances and charge backs for rejections, returns, allowances, recalls or trades, including those granted on account of price adjustments or billing errors;
(d)customary trade, quantity and cash and prompt payment discounts, rebates or similar payments, including Medicare/Medicaid and other government rebates/discounts; and
(e)other similar deductions determined in accordance with U.S. GAAP.
Net Sales would not include using or disposing any Licensed Product for (x) assuring product testing, validation or control, (y) development of a Licensed Product, or (z) obtaining Regulatory Approval.
For any Sale of Licensed Products for non-monetary consideration, the Net Sales amount for each such Sale shall be the average invoice amount calculated from all sales of applicable Licensed Products on their own in arm’s-length transactions during the same royalty payment period, subject to the foregoing allowable deductions. If a Selling Entity appoints a distributor to sell a Licensed Product, then only the amount invoiced by such Selling Entity to such distributor shall be included in the calculation of Net Sales, not any amounts invoiced or received by the distributor to or from other Third Party. Transfers or sales between Illumina and its Affiliates for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Licensed Product to a Third Party shall be included in the computation of Net Sales.
On a country-by-country basis, if a Licensed Product is sold in a country as part of a Combination Product in a Fiscal Quarter, Net Sales of such Licensed Product in such country during such Fiscal Quarter for the purpose of determining royalties due hereunder shall be calculated as follows:
(i)    If any Licensed Product is sold as part of a Combination Product, then Net Sales for such Licensed Product shall be determined by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction A/(A+B), where A is the average sale price of such Licensed Product when sold separately, and B is the average sale price of the other product(s), component(s) or service(s) included in such Combination Product sold separately. For purposes of clarity, if a Licensed Product is invoiced together with reagents, kits, instruments or other products or services, Net Sales shall not include the price or value attributable to such reagents, kits, instruments or other products or services as evidenced by written records kept in Illumina’s or its Affiliates’ (as applicable) ordinary course of business. If a Licensed Product is Commercialized to a Third Party in a manner that is not an arm’s-length transaction (e.g., bundled sales), then Net Sales therefor shall equal the average arm’s-length net sales price of such Licensed Product in the applicable country during the same Fiscal Quarter.
(ii)    If a Licensed Product is sold separately in such country during such Fiscal Quarter, but the other product(s) or component(s) in such Combination Product are not sold separately in finished form in such country during such Fiscal Quarter, then Net Sales of such Licensed Product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) in such country during such Fiscal

CONFIDENTIAL

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Quarter by the fraction A/C, where A is the average sale price of such Licensed Product when sold separately in such country during such Fiscal Quarter and C is the weighted average sale price of the Combination Product in such country during such Fiscal Quarter.
(iii)    If the weighted average sale price of the other product(s) or component(s) in the Combination Product when sold separately can be determined but the weighted average sale price of the Licensed Product when sold separately cannot be determined, Net Sales for such Combination Product shall be calculated by multiplying the net sales of such Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the following formula: one (1) minus B/C, where B is the average sale price of the other product(s) or component(s) in such Combination Product and C is the weighted average sale price of the Combination Product.
(iv)    If the weighted average sale price of both the Licensed Product when sold separately and the other product(s) or component(s) in the Combination Product when sold separately cannot be determined, then Illumina, in its reasonable discretion in consultation with SomaLogic, would determine a reasonable fraction to apply to Net Sales to apportion the Licensed Product from the other included product(s) or component(s); provided that such fraction would not result in earned royalties of less than 50% of such Net Sales of Combination Products.
“New IVD Licensed Product Fee” has the meaning set forth in Section 8.12(b).
“NGS” means high throughput DNA sequencing methodology, including without limitation DNA sequencing by synthesis, DNA sequencing by hybridization (for clarity, excluding DNA microarray analysis), and nanopore sequencing of DNA. For clarity, DNA sequencing is the process of determining the nucleic acid sequence by identifying individual nucleotides in sequence.
“Non-Exclusive License” has the meaning set forth in Section 2.1(b).
“Non-Exclusivity Term” means the period commencing on (a) the seventh (7th) anniversary of the First Commercial Sale of the first Licensed Product (and, for the avoidance of doubt, not variable with respect to any subsequent First Commercial Sale), (b) the date of termination of the Co-Exclusivity Term pursuant to Section 8.2(b), or (c) the effective date of conversion pursuant to Section 7.5, whichever occurs first, and continuing through the Term.
“Non-Prosecuting Party” has the meaning set forth in Section 9.4(e).
“Outgoing Supply Agreement” has the meaning set forth in Section 13.5(b)(ii).
“Patents” means any (a) original (priority establishing) patent applications claiming one or more inventions filed anywhere in the world, including provisional and non-provisional patent applications, and (b) patent or patent application that claims, or is entitled to claim, direct or indirect priority to the patent applications described in clause (a), including any continuations, continuations-in-part, divisions or substitute applications, any patents issued or granted from any such patent applications, and any reissues, reexaminations, renewals or extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents of any of the foregoing.
“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority.

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“Product Infringement” has the meaning set forth in Section 9.5(a).
“Prosecuting Party” has the meaning set forth in Section 9.4(e).
“Proteomics Company” means (***).
“Public Official or Entity” means any (a) officer or employee of any Governmental Authority or of any public international organization, or any person acting in an official capacity for or on behalf of such person; (b) officer, employee or person acting in an official capacity on behalf of a political party; (c) candidate for political office; (d) officer or employee of a government-owned or government-controlled entity or company, including public stock companies in which the majority shareholders are government-owned or government-controlled entities or companies, regardless of the officer’s or employee’s rank or title; (e) uncompensated honorary officials who have influence in the award of business; (f) members of royal families; (g) any entity hired to review or accept bids for any Governmental Authority; (h) officials, whether elected, appointed or under a Contract, permanent or temporary, who hold a legislative, administrative or judicial position of any kind in a country or territory; (i) person who performs public functions in any branch of the national, local or municipal governments of a country or territory or who exercises a public function for any public agency or public enterprise of such country or territory; (j) executive, officer, agent or employee acting in any business (even if privately owned) providing a service to the general public; or (k) immediate family members of any of the persons listed above. An “immediate family member” means a parent, spouse, significant other, child or sibling.
“Receiving Party” has the meaning set forth in Section 12.1(a).
“Regulatory Approval” means all approvals, if any, that are necessary for the Sale of a Licensed Product in a given country or regulatory jurisdiction.
“Regulatory Authority” means any national, supranational, regional, state or local regulatory agency, administration, department, bureau, commission, council or other governmental entity including, without limitations, the FDA and the EMA, and any notified body or other equivalent entity, involved in the granting or receipt of Regulatory Approvals for in vitro diagnostic devices and other medical devices.
“Regulatory Documentation” means any applications, filings, submissions, approvals, licenses, registrations, permits, notifications, authorizations, waivers and correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), and any reports and documentation in connection with studies and tests (including study reports and study protocols and copies of all interim study analysis), and any data contained in any of the foregoing, in each case, with respect to the development, manufacture or Commercialization of a product.
“RFQ” has the meaning set forth in Section 2.7(b).
“Royalty Term” has the meaning set forth in Section 8.3(b).
“Sell” means to sell, distribute, lease, license or otherwise provide or transfer. The terms “Sale,” “Sold” and other forms of the term “Sell” have correlative meanings.
“SDNY” has the meaning set forth in Section 14.11(g).
“SEC” has the meaning set forth in Section 12.6(a).

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“Secondary Manufacturer” has the meaning set forth in Section 8.11(a)(iii).
“Securities Act” means the Securities Act of 1933.
“Selling Entity” means Illumina or any of its Affiliates or Sublicensees, in each case, in its capacity as Seller of any Licensed Product.
“SomaLogic Access Fee Notice” has the meaning set forth in Section 8.12(b).
“SomaLogic Conversion Option” has the meaning set forth in Section 7.5.
“SomaLogic Foreground IP” has the meaning set forth in Section 9.2(b).
“SomaLogic Indemnitees” has the meaning set forth in Section 11.2.
“SomaLogic IVD Fees” has the meaning set forth in Section 8.12(b).
“SomaLogic Joint Patents” has the meaning set forth in Section 9.4(d)(iii).
“SomaLogic Other IP” means any Intellectual Property Controlled by SomaLogic or any of its Affiliates (solely or jointly with any Third Party) (a) in existence as of the Effective Date or (b) arising at any time during the Term independently of any activities conducted pursuant to this Agreement; provided that “SomaLogic Other IP” shall exclude the Licensed Patents and the SomaScan Technology.
“SomaLogic Indemnitees” has the meaning set forth in Section 11.2.
“SomaLogic Sole Patents” means any Patents included in the SomaLogic Foreground IP.
“SomaLogic Technology Access Fee” has the meaning set forth in Section 8.12(b).
“SomaLogic Trademarks” means those Trademarks Controlled by SomaLogic set forth on Exhibit C, as may be amended in writing from time to time.
“SOMAmer” or “SOMAmer Reagent” means SomaLogic’s proprietary slow off-rate modified Aptamer and associated reagents including nucleic acid sequence, chemical modification therein, and any complement sequence.
“SomaScan Assay” means a multiplexed assay that uses multiple SOMAmers to detect or measure the presence, absence, relative abundance or concentration of multiple target proteins that may be present in biological material. For clarity, SomaScan Assay does not include Third Party equipment.
“SomaScan Technology” means the SomaScan Assays and associated proprietary bioinformatics tools necessary for identification and measurement of individual proteins, for example those required in quality control and normalization, in the SomaScan Assay and Know-How Controlled by SomaLogic or any of its Affiliates (solely or jointly with any Third Party).
“Specified Proteomics Company” has the meaning set forth in Section 2.1(c).
“Specified Reagents” has the meaning set forth in Section 2.7(a).
“Specified Reagents Development Period” has the meaning set forth in Section 2.7(a).

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“Specified Reagents Request” has the meaning set forth in Section 2.7(a).
“Sublicensee” has the meaning set forth in Section 2.2.
“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (a) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the beneficial ownership of voting securities, by Contract or otherwise, or (b) beneficially owns at least fifty percent (50%) of the aggregate ordinary voting power of such Person.
“Successor Supply Agreement” has the meaning set forth in Section 13.5(b)(ii).
“Supply Agreement” has the meaning set forth in Section 8.11(a).
“Supply Escrow Agreement” has the meaning set forth in Section 8.11(d).
“Supply Escrow Arbitrator” has the meaning set forth in Section 8.11(e).
“Supply Failure” has the meaning set forth in Section 8.11(b).
“Supply Memorandum” has the meaning set forth in Section 13.5(b)(ii).
“Supply Proposal” has the meaning set forth in Section 13.5(b)(ii).
“Tax” or “Taxes” means any federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other similar charges imposed by a Governmental Authority, including any income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, in each case in the nature of a tax, together with any interest, penalties and additions thereto imposed with respect to such amounts.
“Term” has the meaning set forth in Section 13.1.
“Territory” means any and all jurisdictions throughout the entire world.
“Tertiary Manufacturer” has the meaning set forth in Section 8.11(a)(iii).
“Third Party” means any Person other than SomaLogic or Illumina, or any Affiliate of SomaLogic or Illumina.
“Top (***) Customers” means those Persons identified in a list of SomaLogic customers provided by SomaLogic to Illumina no later than sixty (60) days prior to the commencement of early access to the initial Licensed Product, as amended by SomaLogic from time to time, each of which are customers of SomaLogic; provided that such list shall include no greater than (***) such Persons; and provided further, that such list may not be amended by SomaLogic following the First Commercial Sale of a Licensed Product by a Selling Entity in any country in the Territory.
“Trade Secrets” means all forms and types of financial, business, scientific, technical, economic or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, whether tangible or

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intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically, or in writing if (i) the owner thereof has taken reasonable measures to keep such information secret; and (ii) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of the information.
“Transfer Taxes” has the meaning set forth in Section 8.9(c).
“U.S. GAAP” means generally accepted accounting principles as practiced in the United States, as consistently applied.
“United States” or “U.S.” means the United States of America, including its territories and possessions.
“Unresolved Supply Terms” has the meaning set forth in Section 13.5(b)(ii).
“Valid Claim” means a claim of (a) an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction in a final decision that is not appealable or has not been appealed within the time allowed for appeal, and that has not been canceled, abandoned, disclaimed, withdrawn from consideration, denied or admitted to be invalid, unenforceable or unpatentable, including through reissue, re-examination, inter partes review, post-grant review or disclaimer, opposition procedure, nullity suit, or otherwise, and (b) a Patent application that has been pending for not more than seven (7) years from the earliest date to which such Patent application claims priority and which claim was filed and is being prosecuted in good faith and that has not been canceled, withdrawn, abandoned or finally disallowed without the possibility of appeal or re-filing of such application.
“Winning Supply Proposal” has the meaning set forth in Section 13.5(b)(ii).
ARTICLE 2
LICENSE GRANT
2.1Licenses. Subject to the terms and conditions of this Agreement:
(a)SomaLogic, on behalf of itself and its Affiliates, hereby grants to Illumina, and Illumina hereby accepts, (i) an exclusive (except as to SomaLogic and its Affiliates), royalty-bearing, non-transferable (except as set forth in Section 14.2) license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.2, under (A) the Licensed Patents, SomaScan Technology (including associated Trade Secrets and Know-How), SomaLogic Foreground IP and SOMAmer Reagents (excluding the right to make or have made SOMAmer Reagents) to make, have made (on Illumina’s behalf), use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory; and (B) the SomaLogic Other IP, solely to the extent (1) reasonably necessary or useful to make or have made (on Illumina’s behalf) Licensed Products in the Field in the Territory or (2) reasonably necessary to use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory; and (ii) an exclusive (except as to SomaLogic and its Affiliates), royalty-free, non-transferable (except as set forth in Section 14.2) license, with the right to grant sublicenses including through multiple tiers solely in accordance with Section 2.2, under SomaLogic’s interest in the Joint Foreground IP to make, have made (on Illumina’s behalf), use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory, in each of (i) and (ii), during the Co-Exclusivity Term (such licenses collectively, the “Co-Exclusive License”).

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(b)SomaLogic, on behalf of itself and its Affiliates, hereby grants to Illumina, and Illumina hereby accepts, a non-exclusive, royalty-bearing, non-transferable (except as set forth in Section 14.2) license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.2, under (i) the Licensed Patents, SomaScan Technology (including associated Trade Secrets and Know-How) and SomaLogic Foreground IP and SOMAmer Reagents (excluding the right to make or have made SOMAmer Reagents) to make, have made (on Illumina’s behalf), use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory; and (ii) the SomaLogic Other IP, solely to the extent (A) reasonably necessary or useful to make or have made (on Illumina’s behalf) Licensed Products in the Field in the Territory; or (B) reasonably necessary to use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory, in each of (i) and (ii), during the Non-Exclusivity Term (such licenses collectively, the “Non-Exclusive License”, and together with the Co-Exclusive License, the “Licenses”).
(c)Notwithstanding the foregoing, the Licenses granted in Sections 2.1(a) and (b) expressly exclude any right or license of Illumina (or any of its Affiliates or Sublicensees) to grant or convey (***)Illumina agrees that it and its Affiliates and Sublicensees will include a limited use label license (the “LULL”) memorializing the foregoing restrictions in product labeling or packaging for each Licensed Product, including, without limitation, a statement and acknowledgment that a (***) purchaser has not been granted any rights to, and it shall not, use such Licensed Product to perform (***) and that any use of Licensed Product to perform (***) constitutes a certification by a purchaser of any Licensed Product that such purchaser is not a (***). The LULL shall be reasonably acceptable to SomaLogic, and the Parties further acknowledge and agree that these limitations are intended to and do alter the exhaustion of patent rights that would otherwise result from the first sale of a patented product. (***)
(d)For the avoidance of doubt but subject to Section 8.11, nothing in this Agreement grants to Illumina or any of its Affiliates (i) any right to make or have made any SOMAmer Reagents, (ii) any right to use any Know-How, Trade Secrets or other Intellectual Property or documentation that relates solely to the development or manufacture of SOMAmer Reagents or (iii) any right or license under any SomaLogic Other IP solely related to diagnostic, prognostic or predictive tests, or related bioinformatic tools or methodologies, used to evaluate the health status of, or the nature or severity of a disease or other health condition in, an individual.
(e)Illumina, on behalf of itself and its Affiliates, hereby grants to SomaLogic, and SomaLogic hereby accepts, a limited, non-exclusive, royalty-free, non-transferable (except as set forth in Section 14.2) license, with the right to grant sublicenses solely to Affiliates, to use any Illumina Background IP or Illumina Foreground IP during the Term that is expressly disclosed or provided to SomaLogic by Illumina in connection with this Agreement, in each case, solely to the extent necessary for the development activities to be performed by SomaLogic under the Agreement. Upon SomaLogic’s written request, Illumina shall consider in good faith expressly disclosing or providing to SomaLogic any Illumina Background IP that SomaLogic identifies in good faith as necessary for its development activities under the Agreement, pursuant to the license terms set forth in the immediately preceding sentence. Illumina covenants not to bring any suit, action or proceeding against SomaLogic or any of its Affiliates for infringement or misappropriation of any Illumina Background IP or Illumina Foreground IP, including any Patents owned or Controlled by Illumina or its Affiliates during the Term, that necessarily results from the performance by SomaLogic of any of the development activities to be performed by SomaLogic under this Agreement on its terms.
2.2Sublicense Rights. Subject to the terms and conditions of this Agreement, Illumina may grant sublicenses of the Licenses, including through multiple tiers, to (i) any Third Party other than a (***) (except as otherwise agreed in writing, email to suffice) solely as necessary for the Commercialization of the Licensed Products by Illumina or its Affiliates or (ii) any of its Affiliates, in each case, without the prior written consent of SomaLogic (any such Third Party or Affiliate, a

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“Sublicensee”); provided that any sublicense granted pursuant to this Section 2.2 shall (A) be in writing and (B) be subject to and consistent with the terms and conditions of this Agreement.
2.3Transfer of Know-How. The Parties have agreed on a knowledge transfer the details of which are expressly set forth in Exhibit D (“Knowledge Transfer”). No later than (***) after the Effective Date and pursuant to the Knowledge Transfer, SomaLogic shall commence disclosing and making available to Illumina SomaLogic’s Intellectual Property and materials listed in the Knowledge Transfer, according to the timeline set forth in the Knowledge Transfer. Without limiting the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the Knowledge Transfer no later than (***) after the Effective Date. In addition to any specific obligations of SomaLogic under the Knowledge Transfer, the Parties (through the JSC, Alliance Managers or as otherwise mutually agreed) shall engage in good faith discussions regarding any potential additions to SomaLogic’s Intellectual Property subject to the Knowledge Transfer and, at Illumina’s request, SomaLogic shall use Commercially Reasonable Efforts to provide technical support that, in Illumina’s reasonable judgment, would be necessary for the development of Licensed Products or for Illumina to meet its obligations under this Agreement. Any disputes between the Parties (including among the JSC) with respect to such potential additions of SomaLogic’s Intellectual Property and associated Knowledge Transfer, or provision of technical support, shall be subject to the dispute escalation process set forth in Section 14.11.
2.4Confirmatory Patent License; License Registration. From and after the Effective Date, SomaLogic shall, as soon as reasonably practicable upon Illumina’s reasonable request, and at Illumina’s sole expense, execute all reasonably necessary documents for the perfection of recordings and registrations of the Co-Exclusive License with applicable patent offices or other patent registries of any jurisdiction in the Territory.
2.5No Implied Licenses. Except as expressly set forth in this Agreement, neither Party shall acquire under this Agreement any license or other right, title or interest, by implication, estoppel or otherwise, under any Intellectual Property owned or Controlled by the other Party or such other Party’s Affiliates. For the avoidance of doubt, the licenses granted to Illumina under SOMAmer Reagents pursuant to Section 2.1(a) and Section 2.1(b) shall not supersede, nor shall the expiration or revocation of either or both of such licenses limit, the rights of Illumina, or of any Person acting on Illumina’s behalf, to use or exploit lawfully purchased SOMAmer Reagents in the same manner and to the same extent as any other lawful purchaser of SOMAmer Reagents in the absence of an express license grant (subject to any applicable contractual limitations under any agreement relating to the purchase of SOMAmer Reagents ).
2.6(***).
2.7(***).
ARTICLE 3
JOINT COMMITTEES
3.1Joint Steering Committee.
(a)General.
(i)Within (***) following the Effective Date, each Party will appoint an equal number of representatives to a joint steering committee (“Joint Steering Committee”) that will meet once per Calendar Quarter (with each Party having the alternating right to select the time and location of the meeting). Each Party shall be responsible for its own expenses relating to attendance at

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or participation in Joint Steering Committee meetings. Attendance at meetings may be in person, by telephone, by video conference or other means. A Party’s appointed Joint Steering Committee members shall have appropriate expertise and experience to carry out their responsibilities as members of the Joint Steering Committee.
(ii)Illumina shall designate the initial chairman of the Joint Steering Committee, who shall serve as chairman until the end of the first full Calendar Year following the Effective Date, and thereafter a chairman will be selected by the Parties on an annual basis, each serving a term of one (1) Calendar Year. The chairman shall be responsible for setting the agenda for meetings of the Joint Steering Committee, subject to the provisions of this Section 3.1, and for conducting the meetings of the Joint Steering Committee.
(iii)Each Party may replace its representatives to the Joint Steering Committee at any time upon written notice to the other Party. With the consent of the other Party, each Party may invite non-voting employees, consultants and scientific advisors to attend meetings of the Joint Steering Committee; provided that any such employees, consultants or scientific advisors shall be subject to restrictions regarding the confidentiality and non-use of Confidential Information, which are at least as stringent as those set forth in Article 12.
(iv)The Joint Steering Committee shall have solely the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement, and will not have any power to amend, modify or waive compliance with this Agreement or to alter, increase, expand or waive compliance by a Party of a Party’s obligations under this Agreement. Without limiting the foregoing, each Party acknowledges and agrees that the Joint Steering Committee shall not have the authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, either Party or waive any right on behalf of either Party.
(b)Responsibilities. The Joint Steering Committee shall provide general oversight and strategic planning to facilitate efficient and orderly Knowledge Transfer and as a forum for review and discussions related to development of Licensed Products. The Joint Steering Committee shall review the co-branding arrangements relating to Licensed Products on annual basis, including identifying any new or additional trademarks of SomaLogic or its Affiliates that should be added to an amended Exhibit C. The Joint Steering Committee, in its discretion, may establish subcommittees or working groups to assist the Joint Steering Committee in carrying out its responsibilities.
(c)Amendments to Development Plan. Either Party may submit suggestions for amendments to the Development Plan to the Joint Steering Committee for review. Any amendment to the Development Plan shall require the approval of the Joint Steering Committee.
(d)Minutes of Joint Steering Committee Meetings; Yearly Reports. The Joint Steering Committee shall keep and maintain minutes of all meetings and actions of the Joint Steering Committee, which shall be prepared by those persons specified by the Joint Steering Committee.
(e)Decision Making. Each Party shall be entitled to cast one (1) vote on matters before the Joint Steering Committee. Decisions of the Joint Steering Committee shall be made by unanimous approval at a meeting where a quorum consisting of not less than one (1) representative of each Party is present. If the Joint Steering Committee is unable to reach agreement with respect to a matter within the scope of its authority, the matter shall be resolved pursuant to Section 14.11.
3.2Joint IP Committee. Within (***) after the Effective Date, each Party will appoint two (2) representatives to establish a joint IP committee (the “Joint IP Committee”), each such representative having reasonable experience and expertise in managing matters relating to Intellectual

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Property. During the Term, the Joint IP Committee shall meet as often as required to perform its tasks. To ensure optimized Intellectual Property protection for the Licensed Products within the Territory, the Joint IP Committee shall make recommendations to the Joint Steering Committee regarding:
(a)subject to Section 9.4, determine the Party responsible for the filing, prosecution, maintenance and enforcement of any Joint Patents;
(b)discuss the Intellectual Property activities and strategies relating to the Joint Patents, including life cycle management strategies, prosecution strategy and priority for the Joint Patents; and
(c)discuss global Intellectual Property enforcement strategies, litigation activities and strategies (including settlements) relating to the Joint Patents.
The Joint IP Committee shall have solely the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement, and will not have any power to amend, modify or waive compliance with this Agreement or to alter, increase, expand or waive compliance by a Party of a Party’s obligations under this Agreement. Without limiting the foregoing, each Party acknowledges and agrees that the Joint IP Committee shall not have authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, either Party or waive any right on behalf of either Party.
3.3Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”). The Alliance Managers shall be responsible for alliance management between the Parties on a day-to-day basis throughout the Term. The Alliance Managers shall be the primary contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
ARTICLE 4
DEVELOPMENT
4.1Development Plan. The Parties shall actively participate in the development of Licensed Products throughout the Territory and shall each be responsible for the performance and costs of its own activities in accordance with a comprehensive development plan, the initial version of which is attached hereto as Exhibit B (as amended in accordance with this Agreement, the “Development Plan”). Such Licensed Products shall be developed for use with the SomaScan Technology and Illumina Sequencing Systems; provided that the Illumina Array-Based Systems may be used in connection with the workflow solutions; provided further, that any such use in connection with the workflow solutions shall exclude the final read-out; and provided further, that Illumina shall not use any array-based version of the SomaScan Assay for any purpose other than internal research in connection with development of the Licensed Product, reverse engineer or analyze the structure of such array-based version and or use such array-based version as a component of a Licensed Product or otherwise make available or Commercialize such array-based version to any Third Party. Illumina agrees and acknowledges that any array-based version of the SomaScan Assay may not be used as a component of a Licensed Product. Illumina agrees that it shall not reverse engineer or analyze the structure of such array-based version. SomaLogic shall use Commercially Reasonable Efforts throughout the Term to develop new SOMAmer Reagents in such quantities as specified in the Development Plan, as amended by the Parties, and directed to such categories as the Parties shall agree from time to time throughout the Term. Subject to SomaLogic timely completing the activities assigned to it under the Development Plan, Illumina will use Commercially Reasonable Efforts to continue the active development of the initial Licensed Product.

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4.2Subcontractors. Each Party may engage subcontractors for the performance of any of its obligations under this Agreement (such Party, the “Engaging Party”); provided that, in each case, (a) any engagement shall be pursuant to a written agreement between the Engaging Party and the applicable subcontractor that contains terms and conditions consistent with the terms and conditions of this Agreement; (b) without limiting the generality of the foregoing, each such subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information of the non-Engaging Party which are at least as stringent as those undertaken by the Engaging Party pursuant to Article 12, and each such subcontractor assigns, and agrees to assign, in writing to the Engaging Party any and all Intellectual Property generated or made by such subcontractor in the course of performing the subcontracted activities, as necessary for the Engaging Party to comply with its obligations under Article 9; (c) none of the non-Engaging Party’s rights hereunder are diminished or otherwise adversely affected as a result of such subcontracting; and (d) the Engaging Party shall remain at all times fully liable to the non-Engaging Party for the performance of such subcontractor and the compliance of such subcontractor with this Agreement.
4.3Conduct of Development Activities. The Parties shall develop and manufacture the Licensed Products in accordance with the terms and conditions of this Agreement, in good scientific manner and in compliance with all Applicable Laws.
4.4Development Records. Each Party shall use Commercially Reasonable Efforts to prepare and maintain, or cause to be prepared and maintained, complete, current and accurate records of all development activities conducted by or on behalf of such Party or its Affiliates for any Licensed Product, and all data pertaining thereto, Foreground IP and other information resulting from such activities, which records shall properly reflect the work done and results achieved in the performance of the development activities and shall be prepared and maintained in good scientific manner, and in conformity with standard biotechnology industry practices and in sufficient detail appropriate for patent purposes and any applicable regulatory purposes.
4.5Co-Exclusivity.
(a)During the Co-Exclusivity Term, SomaLogic and its Affiliates shall not enter into any agreement with a Third Party for (***). For the avoidance of doubt, but subject to Section 2.6, SomaLogic and its Affiliates may (***). For the avoidance of doubt, SomaLogic and its Affiliates have the right during the Term to (***), except as otherwise expressly provided in this Agreement.
(b)During the Co-Exclusivity Term, Illumina and its Affiliates shall not enter into any agreement with a Proteomics Company for the development of (***). For the avoidance of doubt, Illumina and its Affiliates (A) may (***); (B) may (***); and (C) shall not (***).
4.6Development Escrow.
(a)So long as SomaLogic has any obligation to develop SOMAmer Reagents pursuant to this Agreement, including the Development Plan, SomaLogic shall (***) which shall be held in escrow by a Third Party reasonably agreed by the Parties pursuant to an escrow agreement containing terms that are mutually acceptable to Parties (the “Development Escrow Agreement”). All fees payable to the escrow agent under the Development Escrow Agreement will be the sole responsibility of Illumina.
(b)Upon SomaLogic’s failure to meet any development goal set forth in the Development Plan, and upon Illumina’s written request, SomaLogic shall (***). Except to the extent the Parties mutually agree in writing to an alternative course of action, in the event that (***) then

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SomaLogic immediately shall be required to work collaboratively with Illumina in good faith to co-develop SOMAmer Reagents toward meeting such development goal. (***).
(c)With respect to any Specified Reagent Request that is directed to any Specified Reagent that, in Illumina’s reasonable judgment based on documented customer demand, is material to the Commercialization of Licensed Products (each, a “Critical Reagent Request”), SomaLogic shall use Commercially Reasonable Efforts to develop the requested Specified Reagent(s) within (***)of such Critical Reagent Request. Upon SomaLogic’s failure to develop the applicable Specified Reagent(s) after such (***)period, and upon Illumina’s written request, SomaLogic shall (***). Except to the extent the Parties mutually agree in writing to an alternative course of action, in the event that (***).
(d)Notwithstanding anything to the contrary in Section 4.6(b) or Section 4.6(c), as applicable, if, no later than (i) with respect to SomaLogic’s obligations under Section 4.6(b), (***); or (ii) with respect to SomaLogic’s obligations under Section 4.6(c), (***), (A) would be (***), or (B) would be (***), then, if in either case Illumina disagrees, the Parties shall promptly refer the matter to the Joint Steering Committee, which shall consider each Party’s position and, only if a consensus opinion on the matter can be reached within (***), render such consensus opinion, which Illumina shall consider in good faith prior to (***), subject to the Parties’ good faith efforts to (***).
(e)(***).
(f)(***)
(g)For the avoidance of doubt, the Parties agree that the Development Escrow Agreement will contain mutually acceptable provisions for (***)and for (***).
ARTICLE 5
REGULATORY
5.1Regulatory Responsibility. As between the Parties, Illumina shall (a) at its sole cost and expense, be solely responsible and have sole decision-making authority for the preparation and filing of all Regulatory Documentation, and communicating with all Regulatory Authorities and other Governmental Authorities, with respect to the Licensed Products in the Territory; and (b) solely and exclusively own any Regulatory Documentation and Regulatory Approvals related to any of the Licensed Products in the Territory.
5.2Recalls; Market Suspensions; Market Withdrawals. As between the Parties, Illumina shall be solely responsible and have sole decision-making authority for (a) determining whether to voluntarily implement any recall, market suspension or market withdrawal of a Licensed Product anywhere in the Territory as a result of any event, incident or circumstance that, in Illumina’s sole discretion, may require such recall, market suspension or market withdrawal; and (b) implementing such recall, market suspension or market withdrawal as necessary. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in any jurisdiction within the Territory, as between the Parties, Illumina shall be solely responsible and have sole decision-making authority for implementing such recall, market suspension or market withdrawal. SomaLogic shall reasonably cooperate with Illumina and provide all assistance reasonably requested by Illumina to implement all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.2. Subject to Article 11, Illumina shall be solely responsible for all costs of any such recall, market suspension or market withdrawal, except to the extent that a recall, market suspension or market withdrawal results from SomaLogic’s or its Affiliate’s breach of its obligations hereunder or under the Supply Agreement, or from SomaLogic’s or its Affiliate’s fraud, negligence or willful misconduct, in which case, SomaLogic shall bear such expense of the recall, market suspension or market withdrawal. Illumina

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shall notify in writing SomaLogic promptly if it obtains information indicating that a Licensed Product may reasonably be expected to be subject to any recall, corrective action or other regulatory action under Applicable Laws.
ARTICLE 6
MANUFACTURING
6.1Manufacturing Responsibility. As between the Parties, Illumina, at its sole cost and expense, shall be solely responsible and have sole decision-making authority for all aspects of the manufacturing of the Licensed Products in the Territory; provided that SomaLogic shall have sole responsibility and decision-making authority with respect to SOMAmer Reagents and other components provided by or on behalf of SomaLogic under the Supply Agreement as more fully set forth in the Supply Agreement. Illumina may conduct the manufacturing activities for which it has responsibility under this Section 6.1 itself or through a CMO, subject to Section 4.2.
ARTICLE 7
COMMERCIALIZATION
7.1Commercialization Responsibility. As between the Parties, Illumina, at its sole cost and expense, shall be solely responsible and have sole decision-making authority for all aspects of the Commercialization of any Licensed Product in the Territory.
7.2Commercialization Efforts. Illumina will use Commercially Reasonable Efforts to (a) effect a First Commercial Sale of a Licensed Product within (***) after the Effective Date and (b) Commercialize Licensed Products in the Territory. SomaLogic will use Commercially Reasonable Efforts to facilitate Illumina’s First Commercial Sale of such Licensed Product in the Territory within (***).
7.3Customer Engagement. Notwithstanding anything to the contrary in this Agreement, both Parties may solicit feedback from and otherwise engage with customers regarding Improvements to the Licensed Products; provided that Illumina shall be responsible for the provision of all the day-to-day customer service and technical assistance relating to the Licensed Products to support and respond to customers and customer escalations; and provided further that the Parties shall negotiate in good faith and enter into a mutually acceptable service level agreement to set forth SomaLogic’s involvement with customers and customer escalations to ensure positive customer service. If a customer and Illumina commence discussions regarding the development and commercialization of a Licensed Product for use as an IVD and in any event if customer and Illumina enter into an agreement provide for such development and commercialization, then Illumina shall promptly notify SomaLogic in writing and use good faith efforts to introduce such customer to SomaLogic promptly thereafter.
7.4Licensed Product Branding.
(a)Illumina shall market and Sell the Licensed Products under one or more Illumina Trademarks in combination with one or more SomaLogic Trademarks subject to the applicable branding guidelines and otherwise in a manner to be agreed upon in writing by the Parties.Subject to Section 7.4(a), SomaLogic hereby grants to Illumina, and Illumina hereby accepts, during the Term (except as otherwise set forth Section 13.4(b)(i)), a non-exclusive, royalty-free, non-transferable (except as set forth in Section 14.2) license, with the right to grant sublicenses through multiple tiers on such terms as applicable to sublicenses of the Licenses under Section 2.2, to the SomaLogic Trademarks for purposes of associating and using such SomaLogic Trademarks in connection with the marketing and Sale of Licensed Products in accordance with this Section 7.4.

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(c)Illumina shall fully comply with all applicable trademark usage guidelines concerning the use of the SomaLogic Trademarks that are set forth on Exhibit E and comply in all material respects with all Applicable Laws pertaining to the usage of SomaLogic Trademarks to no lesser extent than to which Illumina complies with such Applicable Laws as pertaining to the usage of Illumina Trademarks. All uses of the SomaLogic Trademarks and all goodwill associated therewith will inure solely to the benefit of SomaLogic. Illumina shall obtain no rights with respect to any of the SomaLogic Trademarks, other than as expressly set forth herein, and Illumina irrevocably assigns to SomaLogic all such right, title and interest, if any, in any of the SomaLogic Trademarks and goodwill therein and thereto.
7.5Commercialization Milestones. Illumina shall be responsible for achieving the following deliverables (each, a “Milestone”) as of the corresponding dates (the “Milestone Due Date”) set forth below:

Milestone	Due Date
(***)	(***)
(***)	(***)

Notwithstanding the foregoing, to the extent any action or failure to act by SomaLogic or any Affiliate of SomaLogic, or any Person acting on either of their behalf, causes a delay to Illumina’s achievement of a Milestone, the Milestone Due Date shall be adjusted in equal proportion to such delay.
In the event that Illumina becomes aware that it will not achieve a given Milestone on or before the Milestone Due Date, Illumina will provide SomaLogic in writing no later than such Milestone Due Date a cure plan that reasonably details the steps that Illumina will take to achieve such Milestone Due Date and a timetable for achieving such Milestone. If such plan is acceptable to SomaLogic, in SomaLogic’s reasonable discretion, then SomaLogic promptly shall notify Illumina in writing of its acceptance of such plan and the Milestone Due Date shall be extended in accordance such plan. If such plan is not acceptable to SomaLogic, in SomaLogic’s reasonable discretion, then SomaLogic promptly shall notify Illumina in writing of its rejection of such plan and, following any failure by Illumina to achieve any Milestone on or before the applicable Milestone Due Date, SomaLogic may, at its sole option, exercise a one-time right to convert from a co-exclusive to non-exclusive collaboration (the “SomaLogic Conversion Option”), subject to each of the following conditions being met:
(i)Illumina shall not have achieved the Milestone as of (***) (the “Conversion Option Date”);
(ii)SomaLogic shall have provided Illumina written notice of its intent to exercise the SomaLogic Conversion Option no earlier than the Milestone Due Date and no later than (***) prior to the Conversion Option Date (for the avoidance of doubt, failure to provide timely notice shall be deemed a constructive waiver of the SomaLogic Conversion Option);
(iii)SomaLogic shall not have expressly waived the SomaLogic Conversion Option in writing (such waiver, with respect to each Milestone, being irrevocable unless the waiver by its terms provides for revocation upon a failure by Illumina to achieve a Milestone by an extended date set forth in the waiver);

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(iv)SomaLogic shall not have been in material breach of the Agreement at any time during the period from the Milestone Due Date through the Conversion Option Date; and
(v)with respect to the missed Milestone giving rise to SomaLogic’s right to exercise the SomaLogic Conversion Option, SomaLogic shall not have (***) prior to Illumina’s sending notice to SomaLogic that it will not achieve such Milestone on or before the Milestone Due Date.
The effect of SomaLogic’s exercise of the SomaLogic Conversion Option shall be that the Co-Exclusivity Term shall expire and the Non-Exclusivity Term shall commence, in each case, at the end of the then-current Fiscal Year.
ARTICLE 8(***)
FINANCIAL PROVISIONS
8.1Technology Access Fee. In partial consideration of the Licenses and rights granted to Illumina under Article 2, and subject to the terms and conditions of this Agreement, Illumina shall, within ten (10) Business Days of the Effective Date, pay SomaLogic a non-refundable, non-creditable technology access fee equal to thirty million dollars ($30,000,000).
8.2Minimum Annual Royalties.
(a)Commencing in the first full Fiscal Year following the First Commercial Sale of a Licensed Product by a Selling Entity, if the total earned royalties owed from Illumina to SomaLogic pursuant to Section 8.3 in any Fiscal Year amount to less than the corresponding minimum annual royalty (as set forth below) (“Minimum Royalty”) in such Fiscal Year, Illumina shall pay to SomaLogic at the time specified in Section 8.6 the difference between the total earned royalties owed and the Minimum Royalty for such Fiscal Year, such that the total royalties paid in any given Fiscal Year are equal to the Minimum Royalty corresponding to such Fiscal Year.

Fiscal Year following First Commercial Sale	Minimum Royalty
Year1	(***$***)
Year 2	(***$***)
Year 3	(***$***)
Year4	(***$***)
Year 5	$25,900,000

8.3Royalty Payments.
(a)Royalty Rate. In partial consideration of the Licenses and rights granted to Illumina under Article 2, and subject to the terms and conditions of this Agreement (including, for the

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avoidance of doubt, the royalty deductions set forth in Section 8.3(c)), with respect to each Licensed Product, Illumina shall make the following non-refundable, non-creditable royalty payments to SomaLogic on the aggregate Net Sales for all Sales of such Licensed Product in the Territory by the Selling Entities to Third Parties during each Fiscal Year at the time specified in Section 8.6:
(i)During the Co-Exclusivity Term and only prior to the expiration of the Royalty Term, Illumina shall pay SomaLogic a royalty rate of (***%***) on aggregate Net Sales.
(ii)Notwithstanding anything to the contrary in Section 8.3(a)(i), during the Co-Exclusivity Term and only prior to the expiration of the Royalty Term, solely in the event that a Sale of a Licensed Product to a Top (***) Customer occurs during the first (***) Commercial Years with respect to such Licensed Product, Illumina shall pay the following royalty rates on Net Sales for all Sales of such Licensed Product by a Selling Entity to such Top (***) Customer in each Commercial Year in accordance with the following table:

Commercial Year*	Royalty Rate
Year (***)	(***%***)
Year (***)	(***%***)
Year (***)	(***%***)
Year (***)	(***%***)

*For purposes of determining the applicable royalty rate under this Section 8.3(a)(ii), (***) in the table above refer to the applicable Commercial Year following the first Sale of a Licensed Product to such Top (***) Customer (except Commercial Year refers to the twelve (12) consecutive months commencing on the first full month following the first Sale of a Licensed Product to the relevant Top (***) Customer); provided, however, that in the event that the first Sale in the Territory by a Selling Entity of a Licensed Product to a Top (***) Customer does not occur within the (***) period immediately following the first day of the first full month following the First Commercial Sale of a Licensed Product, the royalty rates applicable to such Sale and all subsequent Sales shall be as set forth in Section 8.3(a)(i) or Section 8.3(a)(iii), as applicable, and the royalty rates set forth in this Section 8.3(a)(ii) shall not apply.
Illumina agrees to contact in writing each Top (***) Customer either to include such Top (***) Customer in Illumina’s early access program with respect to Licensed Product(s) or within the first Commercial Year with respect to the first Licensed Product for the purpose of soliciting purchases of Licensed Product(s).
(iii)During (A) the Non-Exclusivity Term and prior to the expiration of the Royalty Term; or (B) the Co-Exclusivity Term if, on a Licensed Product-by-Licensed Product and country-by-country basis, a Licensed Product is not within the Royalty Term, Illumina shall pay SomaLogic a royalty rate of (***%***) on aggregate Net Sales (and, with respect to (B) only, the reporting and refund obligations set forth in Section 8.3(a)(iv) shall apply, mutatis mutandis). For the avoidance of doubt, (1) upon the expiration of the Co-Exclusivity Term, with respect to all Licensed Products, or (2) prior to the expiration of the Co-Exclusivity Term with respect to each Licensed Product for which there is no Valid Claim of a Licensed Patent that Covers such Licensed Product in the country of Sale, (x) the royalty rates set forth in Sections 8.3(a)(i) and (ii) shall not apply and (y) Illumina shall pay the royalty rate set forth in this Section 8.3(a)(iii) on all Sales of the Licensed Product(s) by a Selling Entity, in each case regardless of whether such Sale is to a Top (***) Customer or otherwise.

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(iv)During the Non-Exclusivity Term and following expiration of the Term, if, on a Licensed Product-by-Licensed Product and country-by-country basis, a Licensed Product is not within the Royalty Term, and for so long as the manufacture of the applicable Licensed Product incorporates or uses Trade Secrets of SomaLogic that are protected as Trade Secrets under Applicable Laws of the United States, Illumina shall pay SomaLogic a royalty rate of (***%***) on aggregate Net Sales of such Licensed Product, subject to any reductions as set forth in Section 8.3(c).
(v)(***).
(b)Royalty Term. The royalties payable pursuant to Section 8.3(a) shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis from the First Commercial Sale of a Licensed Product by a Selling Entity in a country in the Territory until, except as otherwise set forth in Section 8.3(a)(iii)(B) or Section 8.3(a)(iv), the expiration of the last-to-expire Valid Claim of the Licensed Patents that Covers such Licensed Product in such country (“Royalty Term”). On a Licensed Product-by-Licensed Product and country-by-country basis, upon expiration of the Royalty Term for a Licensed Product in a country in the Territory, the Licenses with respect to such Licensed Product in such country shall become royalty-free (except as otherwise set forth in Section 8.3(a)(iii)(B) or Section 8.3(a)(iv)) and perpetual.
(c)Royalty Reductions. The royalties payable pursuant to Section 8.3 shall be subject to reduction on a country-by-country and Licensed Product-by-Licensed Product basis as a result of each of the events set forth below. The payment reductions set forth in this Section 8.3(c) shall be applied on a cumulative basis; provided that in no event shall the royalty payments due to SomaLogic pursuant to Section 8.3(a) for a given Licensed Product in a given country in a given Fiscal Year be reduced under this Section 8.3(c) by more than (***%***) by reason of any and all such reductions in the aggregate.
(i)Anti-Stacking. If Illumina or any of its Affiliates or Sublicensees obtains one or more licenses under Patents or other Intellectual Property of Third Parties (excluding Sublicensees) reasonably necessary in the development, manufacture or Commercialization of any Licensed Product in a country in the Territory (“Third Party Licenses”), then Illumina may deduct (***%***) of any royalty or milestone payments paid by Illumina to such Third Party under such Third Party License from the amount of royalties payable under Section 8.3(a) for such Licensed Product.
(ii)Royalty Reduction for Compulsory Licenses. If a Governmental Authority issues an order or decree that requires Illumina or its Affiliate or Sublicensee to grant a compulsory license to a Third Party with respect to Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 8.3(a), then, subject to subsection (c) above, the royalty rate applicable to Net Sales of such Licensed Product in such country under Section 8.3(a) made pursuant to such compulsory license shall be reduced to the rate payable by the compulsory licensee, but in no event shall the applicable royalty rate be reduced under this Section 8.3(c)(ii) by more (***%***) in the aggregate.
8.4Only One Royalty. Only one royalty will be due hereunder by Illumina with respect to (a) the Sale of the same unit of any Licensed Product or (b) the Sale of any Licensed Product even if the development, manufacture or Commercialization of such Licensed Product is Covered by more than one claim of the Licensed Patents or Joint Patents.
8.5Third Party Payments. As between the Parties, SomaLogic shall be solely responsible for all payments, if any, due with respect to any Licensed Product pursuant to any Contract into which SomaLogic or any of its Affiliates has entered with a Third Party as of the Effective Date.

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8.6Payment; Reports. Any payments due under Section 8.2 or Section 8.3 shall be calculated and reported for each calendar quarter and shall be paid (***) after the end of such each calendar quarter. Each payment of royalties and other payments shall be accompanied or preceded by a report of Net Sales in sufficient detail to permit confirmation of the accuracy of the payment made, containing, on a Licensed Product-by-Licensed Product and country-by-country basis, the following information: (a) Net Sales of each Licensed Product, (b) details of any reductions or adjustments made pursuant to Section 8.3(c), and (c) the aggregate royalties and other amounts due hereunder.
8.7Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. Dollars. When conversion of payments from any currency other than U.S. Dollars is required, such conversion shall be made using Illumina’s then‐current internal foreign currency translation method actually used on a consistent basis in preparing its financial statements. All payments owed under this Agreement shall be made by wire transfer of immediately available funds to a bank account designated in writing by SomaLogic.
8.8Late Payments. If any undisputed payment due to SomaLogic under this Agreement is not paid by the applicable due date, SomaLogic may charge Illumina interest on any outstanding amount of such payment, accruing as of the original due date, at an annual rate equal to the rate of prime (as reported in The Wall Street Journal (U.S. edition)), plus three percent (i.e., 300 basis points) or the maximum rate allowable by Applicable Law, whichever is less.
8.9Taxes.
(a)Taxes on Income. Notwithstanding anything else in this Section 8.9, each Party shall solely bear and pay all Taxes imposed on such Party’s net income or gain (in each case, however denominated) arising directly or indirectly from the activities of the Parties under this Agreement.
(b)Withholding Rights. The Parties shall use Commercially Reasonable Efforts to avoid or reduce, and to cooperate with one another to avoid or reduce, to the extent permitted by Applicable Laws, Tax withholding or similar obligations in respect of any royalties and other payments made by Illumina (or its representatives) to SomaLogic under this Agreement. If any Taxes are required by Applicable Laws to be deducted or withheld by Illumina from any payment to SomaLogic under this Agreement, Illumina (or its representatives) shall (i) deduct or withhold such Taxes from the payment to SomaLogic, (ii) timely pay such Taxes to the proper Governmental Authority, and (iii) send proof of payment to SomaLogic within (***) following such payment. To the extent that any such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Persons with respect to whom such amounts were deducted or withheld. Each Party shall comply with (or provide the other Party with) any certification, identification or other reporting requirements that may be reasonably necessary in order for Illumina (or its representatives) to not withhold or deduct Taxes or to withhold or deduct Taxes at a reduced rate under an applicable income tax treaty. Each Party shall provide the other Party with commercially reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement, and any such recovery shall be for the benefit of the Party bearing such Taxes under this Section 8.9.
(c)Transfer Tax. Subject to Section 8.9(a), Illumina, on the one hand, and SomaLogic, on the other hand, shall each bear fifty percent (50%) of any transfer, stamp, value added, sales, use or similar Taxes or obligations (“Transfer Taxes”) imposed with respect to the Licenses or rights granted to Illumina under this Agreement or the transactions contemplated by this Agreement. Each Party shall cooperate with the other to file any Tax returns (as required to be filed under Applicable Law) with respect to such Transfer Taxes.

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8.10Financial Records and Audit. Illumina shall maintain complete and accurate records in sufficient detail to permit SomaLogic to confirm the accuracy of any royalty payments and other amounts payable under this Agreement, for at least three (3) full Fiscal Years following the end of the Fiscal Year to which they pertain. Upon SomaLogic’s reasonable request and with thirty (30) days’ prior written notice provided by SomaLogic to Illumina, Illumina shall permit an independent certified public accountant selected by SomaLogic and reasonably acceptable to Illumina to examine such records during regular business hours for the sole purpose of verifying for SomaLogic the accuracy of the financial reports furnished by Illumina under this Agreement or of any payments made, or required to be made, by Illumina to SomaLogic pursuant to this Agreement; provided, however, that none of the fees payable to such certified public accountant for services provided pursuant to this Section 8.10 shall be calculated as, or otherwise based on, a percentage of any underpayment by Illumina revealed as a result of the procedures set forth in this Section 8.10. Prior to each such audit, Illumina shall have the right to require that such independent certified public accountant execute a confidentiality agreement with Illumina on reasonable and customary terms. The foregoing audit right shall survive and continue to apply for a period of three (3) full Fiscal Years from the end of the Fiscal Year to which such records pertain, and SomaLogic shall not be permitted to exercise such audit right more often than once each Fiscal Year, and no Fiscal Year may be audited more than once. The final audit report will be shared with SomaLogic and Illumina at the same time and shall specify whether the amounts reported or paid to SomaLogic during the audited period were correct or, if incorrect, the amount of any underpayment or overpayment. The audit report shall only contain the information relevant to support the statement as to whether the amounts due under this Agreement were calculated, reported and paid accurately and shall not include any confidential (or additional information that is ordinarily not included in the reports to SomaLogic) disclosed to the auditor during the course of the audit. SomaLogic shall bear the full cost of such audit unless such audit reveals an underpayment by Illumina of more than seven percent (7%) of the amount actually due for any Fiscal Year being audited, in which case Illumina shall reimburse SomaLogic for the documented costs of such audit. Illumina shall pay to SomaLogic any underpayment discovered by such audit within thirty (30) days after the independent certified public accountant’s report, plus interest (as set forth in Section 8.8) from the original due date. If the audit reveals an overpayment by Illumina, then Illumina may offset any such overpayment against any future payments due to SomaLogic (it being understood that if Illumina does not owe any future payments to SomaLogic, SomaLogic shall pay to Illumina the overpayment within thirty (30) days after the date of the audit, plus interest (as set forth in Section 8.8) from the original due date).
8.11Supply of SOMAmer Reagents.
(a)Supply Agreement. Reasonably in advance of the Commercialization of any Licensed Product, the Parties shall negotiate in good faith and enter into a mutually acceptable supply agreement (such initial agreement, as amended or extended, together with any subsequent agreements covering subject matter substantially similar thereto, a “Supply Agreement”) that will incorporate a related quality agreement and will set forth the terms and conditions by which SomaLogic shall manufacture and supply SOMAmer Reagents, either itself or through a Third Party contract manufacturer agreed by the Parties, to manufacture SOMAmer Reagents as reasonably required by Illumina (and Illumina’s Affiliates and Sublicensees) solely for use in the research, development or Commercialization of the Licensed Products, in each case in accordance with the terms and conditions set forth in this Section 8.11. Each such Supply Agreement shall include, at a minimum, the following terms and conditions:
(i)specification of a manufacturing site, to be agreed by the Parties;
(ii)the materials described on Exhibit F that include a summary of the required SOMAmer Reagents (as may be subsequently updated in the Supply Agreement) shall be supplied to Illumina at cost plus )***%***); provided that the total amount paid by Illumina for such

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materials described in Exhibit F shall not exceed (***$***) in total per sample (including all calibration wells); and provided further that such amount shall decrease by at least (***%***) over each two (2)-Fiscal Year period starting on January 1, 2024 until the total amount paid by Illumina for such SOMAmer Reagents does not exceed (***$***) in total per sample (including all calibration wells) at which point SomaLogic shall pass on to Illumina any further cost reductions that are achieved by SomaLogic;
(iii)SomaLogic shall enable and validate a primary Third Party contract manufacturer of SOMAmer Reagents (the “Secondary Manufacturer”) solely for use in the research, development or Commercialization of the Licensed Products and, as a backup supplier in the event the Secondary Manufacturer is unable or unwilling to supply SOMAmer Reagents as required under the Supply Agreement, an additional Third Party contract manufacturer of SOMAmer Reagents solely for use in the research, development or Commercialization of the Licensed Products (“Tertiary Manufacturer”); and
(iv)for quality assurance purposes, in connection with and in addition to the Supply Agreement, SomaLogic shall execute quality assurance agreements with each of Illumina, the Secondary Manufacturer and the Tertiary Manufacturer, in each case with terms and conditions reasonably satisfactory to Illumina.
(b)Supply Failures. Notwithstanding anything in this Agreement to the contrary, but subject to Section 8.11(c), in the event that SomaLogic, or the Secondary Manufacturer or Tertiary Manufacturer as applicable, is unable or unwilling to (i) manufacture SOMAmer Reagents as reasonably required by Illumina (and Illumina’s Affiliates and Sublicensees) solely for use in the research, development or Commercialization of the Licensed Products, or (ii) manufacture and supply such SOMAmer Reagents at reasonably acceptable quality standards (which, at a minimum, shall be as set forth in the quality assurance agreement) (each of (i) and (ii), a “Supply Failure”), the total Minimum Royalties payable by Illumina to SomaLogic shall be reduced by the amount of any reasonably documented direct damages or losses by Illumina due to such Supply Failure; provided that SomaLogic may request reasonable evidence of such damages or losses prior to any such reduction in Minimum Royalties taking effect.
(c)Effect of Illumina Actions and Inactions. In the event of a Supply Failure solely resulting from breach by Illumina of any of its material obligations under this Agreement or the Supply Agreement for which Illumina has received written notice from SomaLogic, the reduction in Minimum Royalties described in Section 8.11(b) shall not apply with respect to such Supply Failure; provided that, in the case of a breach other than by reason of failure by Illumina to pay any undisputed payment owing under Article 8, so long as Illumina is using Commercially Reasonable Efforts to cure such breach, SomaLogic shall use Commercially Reasonable Efforts to fulfill its manufacturing and supply obligations under the Supply Agreement notwithstanding such breach and to mitigate any adverse effects of such breach thereon.
(d)Supply Escrow. So long as SomaLogic has any obligation to manufacture or supply SOMAmer Reagents pursuant to this Agreement or the Supply Agreement, SomaLogic shall (***)which shall be held in escrow by a Third Party reasonably agreed by the Parties pursuant to an escrow agreement containing terms that are mutually acceptable to Parties that will be entered into pursuant to the Supply Agreement (the “Supply Escrow Agreement”). All fees payable to the escrow agent under the Supply Escrow Agreement will be the sole responsibility of Illumina. The Supply Escrow Agreement will provide for (***).
(e)Supply Escrow Dispute Resolution. Notwithstanding Section 14.11, the Supply Escrow Agreement shall provide for the appointment of a single arbitrator (the “Supply Escrow

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Arbitrator”) who shall have (***)The Supply Escrow Agreement will provide for the escrow agent to (***). The decision of the Supply Escrow Arbitrator shall be binding solely with respect to (***).
8.12IVD Licensed Products; IVD Sublicenses.
(a)IVD Development Rights. If a Third Party desires to develop and Commercialize a Licensed Product for IVD application (such Third Party, an “IVD Developer” and such Licensed Product, an “IVD Licensed Product”), then, in addition to the obligations in Section 7.3, subject to this Agreement, Illumina would have the right to grant to such IVD Developer a personal, limited, non‐exclusive, non‐transferable, right under Licensed Patents, SomaScan Technology (including associated Trade Secrets and Know-How), SomaLogic Foreground IP, SOMAmer Reagents and, to the extent licensed to Illumina under Section 2.1, the SomaLogic Other IP solely to the extent necessary to develop the applicable IVD Licensed Product during the Term for use in the Field in the Territory with the Illumina IVD NGS sequencing instrument and sequencing consumables and bioinformatics software (in each case, as further specified in an agreement between Illumina and such IVD Developer), subject to the terms and conditions of this Agreement and the applicable IVD plan for such IVD Licensed Product (each, an “IVD Plan”). For clarity, any rights granted pursuant to this Section 8.12(a) expressly exclude the right to make, have made, sell, have sold, offer for sale, or have offered for sale SOMAmer Reagents and in no event would such IVD Developer have any such rights pursuant to any agreement with Illumina authorized hereby. The Parties agree that this Section 8.12(a) is intended to, and does, alter any exhaustion of patent rights that may otherwise result from the sale of SOMAmer Reagents made without the express restriction provided herein.
(b)SomaLogic Access Fees. As partial consideration for the rights granted under Section 8.12(a), SomaLogic shall be entitled to assess to each IVD Developer, and Illumina will notify each IVD Developer of, (i) the applicable one-time-only, non‐refundable, non‐creditable technology access fee to be set forth in a written notice (the “SomaLogic Access Fee Notice”) provided by SomaLogic prior to First Commercial Sale of the first Licensed Product (such fee, the “SomaLogic Technology Access Fee”) payable to SomaLogic upon execution of a Contract between Illumina and such IVD Developer or an IVD Plan, as applicable, corresponding to the applicable IVD Licensed Product; provided that if, (***), and (ii) the applicable one-time-only, non‐refundable, non‐creditable fee payable to SomaLogic with respect to each new IVD Licensed Product set forth on the SomaLogic Access Fee Notice (such fee, the “New IVD Licensed Product Fee”, and together with the SomaLogic Technology Access Fee, the “SomaLogic IVD Fees”) due upon execution of an IVD plan referencing such IVD Licensed Product, in each of (i) and (ii), based on the Illumina IVD NGS sequencing instrument that would be used for development of IVD Licensed Products by such IVD Developer.
8.13Revenue Sharing. In the event that any Selling Entity intends to assess any fee or collect any other consideration with respect to the Sale or other Commercialization of a Licensed Product (including the consumption of a Licensed Product in connection with the provision of services) that is additional to payment of the purchase price directly attributable to the Sale of such Licensed Product alone, then, prior to the initial such assessment or collection, the Parties shall negotiate in good faith a revenue sharing agreement regarding the proceeds therefrom. The Parties agree that such revenue sharing agreement described in the immediately preceding sentence shall not apply to fees assessed or other consideration collected with respect to IVD Licensed Products, which are the subject of Section 8.12.

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ARTICLE 9
INTELLECTUAL PROPERTY
9.1Determination of Inventorship. Inventorship of any Intellectual Property developed during the Term and in connection with activities conducted pursuant to this Agreement (“Foreground IP”) shall be determined in accordance with United States laws of inventorship.
9.2Ownership.
(a)Background IP. As between the Parties, (i) Illumina shall solely and exclusively own and retain all right, title and interest in and to the Illumina Background IP, and (ii) subject to the Licenses granted to Illumina under this Agreement, SomaLogic shall solely and exclusively own and retain all right, title and interest in and to (A) the SomaLogic Other IP and SOMAmers (including any target-binding aptamers with up to (***) identity thereto, expressly excluding reporter bar code sequences and sequences for library handling, sequencing and readout), and (B) the Licensed Patents and SomaScan Technology.
(b)Foreground IP. All Foreground IP created, conceived, reduced to practice, discovered, generated, developed or otherwise made at any time during the Term solely by one or more employees, consultants or contractors of SomaLogic or its Affiliates shall be solely owned by SomaLogic (“SomaLogic Foreground IP”). All Foreground IP created, conceived, reduced to practice, discovered, generated, developed or otherwise made at any time during the Term solely by one or more employees, consultants or contractors of Illumina or its Affiliates shall be solely owned by Illumina (“Illumina Foreground IP”). The Parties shall jointly own all Foreground IP that is created, conceived, reduced to practice, discovered, generated, developed or otherwise made at any time during the Term jointly by or on behalf of, on the one hand, one or more employees, consultants or contractors of SomaLogic or its Affiliates and, on the other hand, one or more employees, consultants or contractors of Illumina or its Affiliates (“Joint Foreground IP”).
(c)Disclosure of Certain Improvements. Each Party shall promptly disclose to the other Party all Joint Foreground IP, including any invention disclosures or other similar documents submitted to such Party by its employees, consultants or contractors describing such Joint Foreground IP, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Joint Foreground IP; provided, however, that disclosure shall not be required to the extent such Joint Foreground IP is already in the other Party’s possession and such other Party has acknowledged in writing its status as Joint Foreground IP. Except to the extent SomaLogic has granted Illumina an exclusive license under SomaLogic’s joint ownership interest in Joint Foreground IP, and subject to Illumina’s payment, reporting and accounting obligations with respect to Licensed Products under this Agreement, each Party shall have the right to practice and use, and to grant licenses under, such Party’s own joint ownership interest in Joint Foreground IP without the other Party’s consent, and shall have no duty to account to the other Party for such practice, use or license, and each Party hereby waives any right it may have under the laws of any country to require such consent or accounting.
9.3Certain Covenants. Notwithstanding anything to the contrary in this Agreement except for Sections 8.2(b) and 13.4(b)(iv), each Party covenants not to, and covenants not to permit or cause any of its Affiliates to, directly or indirectly (including through the grant of any license, option or other right to any Third Party) practice or use the Joint Foreground IP to develop, manufacture or Commercialize any products or services that compete against the Licensed Products.
9.4Patent Prosecution and Maintenance. For purposes of this Section 9.4, the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a Patent, the preparation, filing, prosecution and maintenance (including payment of any

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patent annuity fees) of such Patent, as well as re-examinations, reissues, appeals, post grant reviews (PGR), inter partes reviews (IPR) and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, oppositions and other similar Actions with respect to the particular Patent, and any appeals therefrom, before any Governmental Authority in the Territory. For clarification, “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall not include any other enforcement actions taken with respect to a Patent.
(a)Background Patents.
(i)SomaLogic shall have the sole and exclusive right (but not the obligation), at SomaLogic’s sole discretion, to prosecute and maintain any Patents included in the SomaLogic Other IP at SomaLogic’s own expense and by counsel of its own choice.
(ii)Illumina shall have the sole and exclusive right (but not the obligation), at Illumina’s sole discretion, to prosecute and maintain any Patents included in the Illumina Background IP, at Illumina’s own expense and by counsel of its own choice.
(b)Licensed Patents.
(i)As between the Parties, SomaLogic shall have the first right, at its option, to control the prosecution and maintenance of any Licensed Patent in the Territory, at its sole cost and expense and by counsel selected by SomaLogic. SomaLogic shall consult with Illumina as to the prosecution and maintenance of such Licensed Patents reasonably prior to any deadline or action with any patent office, shall furnish to Illumina copies of all relevant drafts and documents reasonably in advance of such consultation, and shall consider in good faith Illumina’s reasonable comments thereon. SomaLogic shall keep Illumina reasonably informed of progress with regard to the prosecution and maintenance of such Licensed Patents and shall provide to Illumina copies of all material patent office submissions within a reasonable amount of time following submission thereof by SomaLogic.
(ii)In the event that SomaLogic desires to abandon (except in instances of abandonment and re-filing in the context of continuation applications and divisional applications to maintain continuity of priority rights) or cease the prosecution or maintenance of any Licensed Patent rights in any country in the Territory, SomaLogic shall provide reasonable prior written notice to Illumina of such intention to abandon (which notice shall, to the extent possible, be given no later than (***) days prior to the next deadline for any action that must be taken with respect to any such Licensed Patent in the relevant patent office). In such case, at Illumina’s sole discretion, upon written notice to SomaLogic, Illumina may elect to assume responsibility for prosecution and maintenance of such Licensed Patent, at Illumina’s sole cost and expense and by counsel of its own choice.
(iii)In the event a SomaLogic Patent that is (A) reasonably necessary or useful to make or have made (on Illumina’s behalf) Licensed Products in the Field in the Territory, or (B) reasonably necessary to use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory, is not included as a Licensed Patent on Exhibit A, then the Parties shall amend Exhibit A to add such Patent as a Licensed Patent thereunder (which amendment shall be effective as of the earlier of the Effective Date or, if generated subsequent to the Effective Date, the date of filing of such SomaLogic Patent). For the avoidance of doubt, any dispute over whether a SomaLogic Patent qualifies as a Licensed Patent pursuant to the immediately preceding sentence shall be resolved pursuant to Section 14.11 prior to the addition of such Patent to Exhibit A.
(c)Sole Patents

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.
(i)SomaLogic shall have the first right, at its option, to control the prosecution and maintenance of any SomaLogic Sole Patents throughout the world, at SomaLogic’s sole cost and expense and by counsel of its own choice. In the event that SomaLogic desires to abandon (except in instances of abandonment and re-filing in the context of continuation applications and divisional applications to maintain continuity of priority rights) or cease the prosecution or maintenance of any SomaLogic Sole Patent in any country in the Territory, SomaLogic shall provide reasonable prior written notice to Illumina of such intention to abandon (which notice shall, to the extent possible, be given no later than (***) prior to the next deadline for any action that must be taken with respect to any such SomaLogic Sole Patent in the relevant patent office). In such case, at Illumina’s sole discretion, upon written notice to SomaLogic, Illumina may elect to assume responsibility for prosecution and maintenance of such SomaLogic Sole Patent, at Illumina’s sole cost and expense and by counsel of its own choice.
(ii)Illumina shall have the first right, at its option, to control the prosecution and maintenance of any Illumina Sole Patents throughout the world, at Illumina’s sole cost and expense and by counsel of its own choice. In the event that Illumina desires to abandon (except in instances of abandonment and re-filing in the context of continuation applications and divisional applications to maintain continuity of priority rights) or cease the prosecution or maintenance of any Illumina Sole Patent in any country in the Territory, Illumina shall provide reasonable prior written notice to SomaLogic of such intention to abandon (which notice shall, to the extent possible, be given no later than (***) prior to the next deadline for any action that must be taken with respect to any such Illumina Sole Patent in the relevant patent office). In such case, at SomaLogic’s sole discretion, upon written notice to Illumina, SomaLogic may elect to assume responsibility for prosecution and maintenance of such Illumina Sole Patent, at SomaLogic’s sole cost and expense and by counsel of its own choice.
(d)Joint Patents.
(i)The Party to control the prosecution and maintenance of any Joint Patent that is neither directed to Aptamers or Assay Moiety shall be determined by the Joint IP Committee.
(ii)As between the Parties, Illumina shall have the first right, at its option, to control the prosecution and maintenance of any (A) Joint Patents directed to Assay Moiety and (B) Joint Patents allocated to Illumina by the Joint IP Committee pursuant to Section 9.4(d)(i) (such Joint Patents collectively, the “Illumina Joint Patents”), in each case, in the Territory, by counsel selected by Illumina. Illumina shall consult with SomaLogic as to the prosecution and maintenance of the Illumina Joint Patents reasonably prior to any deadline or action with any patent office, shall furnish to SomaLogic copies of all relevant drafts and documents reasonably in advance of such consultation, and shall consider in good faith SomaLogic’s reasonable comments thereon. Illumina shall keep SomaLogic reasonably informed of progress with regard to the prosecution and maintenance of the Illumina Joint Patents and shall provide to SomaLogic copies of all material patent office submissions within a reasonable amount of time following submission thereof by Illumina. All costs and expenses relating to the prosecution and maintenance of the Illumina Joint Patents shall be shared equally by the Parties. In the event that Illumina desires to abandon (except in instances of abandonment and re-filing in the context of continuation applications and divisional applications to maintain continuity of priority rights) or cease the prosecution or maintenance of any Illumina Joint Patent in any country in the Territory, Illumina shall provide reasonable prior written notice to SomaLogic of such intention to abandon (which notice shall, to the extent possible, be given no later than (***) prior to the next deadline for any action that must be taken with respect to any such Illumina Joint Patent in the relevant patent office). In such case, at SomaLogic’s sole discretion, upon written notice to Illumina, SomaLogic may elect to assume

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responsibility for prosecution and maintenance of such Illumina Joint Patent, at SomaLogic’s sole cost and expense and by counsel of its own choice.
(iii)As between the Parties, SomaLogic shall have the first right, at its option, to control the prosecution and maintenance of any (A) Joint Patents directed to Aptamers and (B) Joint Patents allocated to SomaLogic by the Joint IP Committee pursuant to Section 9.4(d)(i) (such Joint Patents collectively, the “SomaLogic Joint Patents”), in each case, in the Territory, by counsel selected by SomaLogic. SomaLogic shall consult with Illumina as to the prosecution and maintenance of the SomaLogic Joint Patents reasonably prior to any deadline or action with any patent office, shall furnish to Illumina copies of all relevant drafts and documents reasonably in advance of such consultation, and shall consider in good faith Illumina’s reasonable comments thereon. SomaLogic shall keep Illumina reasonably informed of progress with regard to the prosecution and maintenance of the SomaLogic Joint Patents and shall provide to Illumina copies of all material patent office submissions within a reasonable amount of time following submission thereof by SomaLogic. All costs and expenses relating to the prosecution and maintenance of the SomaLogic Joint Patents shall be shared equally by the Parties. In the event that SomaLogic desires to abandon (except in instances of abandonment and re-filing in the context of continuation applications and divisional applications to maintain continuity of priority rights) or cease the prosecution or maintenance of any SomaLogic Joint Patent in any country in the Territory, SomaLogic shall provide reasonable prior written notice to Illumina of such intention to abandon (which notice shall, to the extent possible, be given no later than sixty (60) days prior to the next deadline for any action that must be taken with respect to any such SomaLogic Joint Patent in the relevant patent office). In such case, at Illumina’s sole discretion, upon written notice to SomaLogic, Illumina may elect to assume responsibility for prosecution and maintenance of such SomaLogic Joint Patent, at Illumina’s sole cost and expense and by counsel of its own choice.
(e)Cooperation. In connection with the prosecution and maintenance of Licensed Patents or Joint Patents by a Party (the “Prosecuting Party”) in accordance with Section 9.4, the other Party (the “Non-Prosecuting Party”) agrees to cooperate fully with the Prosecuting Party in such prosecution and maintenance of any Licensed Patent or Joint Patent. Such cooperation includes: (i) executing all documents and instruments, and requiring its Affiliates and its and their respective employees, consultants and contractors to execute all documents and instruments, in each case reasonably requested by the Prosecuting Party, so as to effectuate, perfect, register and record the ownership of Foreground IP, and Patents included in such Foreground IP, and to enable the Prosecuting Party to apply for and to prosecute patent applications as permitted by Section 9.4; and (ii) promptly informing the Prosecuting Party of any matters coming to the Non-Prosecuting Party’s attention that reasonably could be expected to affect the prosecution or maintenance of any such patent applications, including (A) any information necessary or desirable to enable the Prosecuting Party to comply with the duty of candor/duty of disclosure requirements of any Governmental Authority and (B) any oppositions, post-grant reviews, cancellations, interferences, reissue proceedings or reexaminations with respect to such patent applications.
9.5Infringement by Third Parties.
(a)Notice. If either Party becomes aware of (i) any Infringement or threatened Infringement by any Third Party of any Licensed Patent or Joint Patent or (ii) any declaratory judgment, revocation or equivalent Action challenging any Licensed Patent or Joint Patent in connection with any such Infringement or threatened Infringement (in each case of (i) or (ii), a “Product Infringement”), it shall promptly notify the other Party in writing to that effect. Any such notice shall include a summary of available information that would support an allegation of Infringement or threatened Infringement, or declaratory judgment or equivalent Action, by such Third Party.
(b)Enforcement.

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(i)Licensed Patents. Subject to this Section 9.5(b), as between the Parties, SomaLogic shall have the first right (and during the Non-Exclusivity Term, the sole right), but not the obligation, to bring an appropriate Action or take any other act against any Person engaged in a Product Infringement of any Licensed Patent in the Territory, at SomaLogic’s own expense and by counsel of its own choice (it being understood that, if Illumina or any of its Affiliates is a necessary or indispensable party to such Action, Illumina or such Affiliate shall join, and consent to being joined in, such Action). Illumina may, at its own expense, be represented in any such Action by counsel of its own choice, and SomaLogic and its counsel shall reasonably cooperate with Illumina and its counsel in strategizing, preparing and prosecuting any such Action. If during the Co-Exclusivity Term SomaLogic fails to bring an Action with respect to such Product Infringement of any Licensed Patent in the Territory within (A) sixty (60) days following the notice of alleged Product Infringement or (B) ten (10) days before the time limit, if any, as required by Applicable Law for the filing of such Actions, whichever comes first, Illumina shall have the right, but not the obligation, to bring and control any such Action at its own expense and by counsel of its own choice, and SomaLogic may, at its own expense, be represented in any such Action by counsel of its own choice.
(ii)Illumina Joint Patents. Subject to this Section 9.5(b), as between the Parties, Illumina shall have the first right, but not the obligation, to bring an appropriate Action or take any other act against any Person engaged in a Product Infringement of any Illumina Joint Patent in the Territory, by counsel of its own choice (it being understood that, if SomaLogic or any of its Affiliates is a necessary or indispensable party to such Action, SomaLogic or such Affiliate shall join, and consent to being joined in, such Action). SomaLogic may be represented in any such Action by counsel of its own choice, and Illumina and its counsel shall reasonably cooperate with SomaLogic and its counsel in strategizing, preparing and prosecuting any such Action. If Illumina fails to bring an Action with respect to such Product Infringement of any Illumina Joint Patent in the Territory within (A) sixty (60) days following the notice of alleged Product Infringement or (B) ten (10) days before the time limit, if any, as required by Applicable Law for the filing of such Actions, whichever comes first, SomaLogic shall have the right, but not the obligation, to bring and control any such Action by counsel of its own choice, and Illumina may be represented in any such Action by counsel of its own choice. All reasonable costs and expenses relating to any Actions brought or other acts taken by the Parties pursuant to this Section 9.5(b)(ii) shall be shared equally by the Parties.
(iii)SomaLogic Joint Patents. Subject to this Section 9.5(b), as between the Parties, SomaLogic shall have the first right, but not the obligation, to bring an appropriate Action or take any other act against any Person engaged in a Product Infringement of any SomaLogic Joint Patent in the Territory by counsel of its own choice (it being understood that, if Illumina or any of its Affiliates is a necessary or indispensable party to such Action, Illumina or such Affiliate shall join, and consent to being joined in, such Action). Illumina may be represented in any such Action by counsel of its own choice, and SomaLogic and its counsel shall reasonably cooperate with Illumina and its counsel in strategizing, preparing and prosecuting any such Action. If SomaLogic fails to bring an Action with respect to such Product Infringement of any SomaLogic Joint Patent in the Territory within (A) sixty (60) days following the notice of alleged Product Infringement or (B) ten (10) days before the time limit, if any, as required by Applicable Law for the filing of such Actions, whichever comes first, Illumina shall have the right, but not the obligation, to bring and control any such Action by counsel of its own choice, and SomaLogic may be represented in any such Action by counsel of its own choice. All reasonable costs and expenses relating to any Actions brought or other acts taken by the Parties pursuant to this Section 9.5(b)(iii) shall be shared equally by the Parties.
(c)Cooperation. In the event either Party brings an Action or does any other act in accordance with Section 9.5(b) (such Party, the “Enforcing Party”), the other Party shall cooperate fully, including, if required to bring and maintain such Action, the furnishing of a power of attorney or being named as a party to such Action. The Enforcing Party shall not enter into any settlement or

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compromise of any Action under Section 9.5(b) that would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld, conditioned or delayed.
(d)Recoveries. Except as otherwise agreed by the Parties in writing as part of a cost-sharing arrangement:
(i)Any recovery or damages realized as a result of an Action with respect to any Product Infringement of any Licensed Patent in the Territory, whether by way of settlement or otherwise, shall first be used to reimburse the Enforcing Party for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such Action and then, following payment in full of all such costs to the Enforcing Party, to reimburse the non-Enforcing Party for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such Action. Any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties shall be shared equally by the Parties; and
(ii)Any recovery or damages realized as a result of such Action with respect to any Product Infringement of any Illumina Joint Patents or SomaLogic Joint Patents in the Territory shall be shared equally by the Parties.
(e)Sole Patents; Background Patents.
(i)SomaLogic shall have the sole and exclusive right (but not the obligation), at SomaLogic’s sole discretion, to enforce any (A) SomaLogic Sole Patents and (B) Patents included in the SomaLogic Other IP, in each case, at SomaLogic’s own expense and by counsel of its own choice.
(ii)Illumina shall have the sole and exclusive right (but not the obligation), at Illumina’s sole discretion, to enforce any (A) Illumina Sole Patents and (B) Patents included in the Illumina Background IP, in each case, at Illumina’s own expense and by counsel of its own choice.
9.6Infringement of Third Party Rights. Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that the development, manufacture or Commercialization of any Licensed Product Infringes, misappropriates or otherwise violates or may Infringe, misappropriate or otherwise violate the Intellectual Property of any Third Party. Illumina shall have the sole right to control any defense of any such Action involving alleged Infringement of Third Party rights by Illumina’s activities at its own expense and by counsel of its own choice, and SomaLogic shall have the right, at its own expense, to be represented in any such Action by counsel of its own choice. SomaLogic shall have the sole right to control any defense of any such Action involving alleged Infringement of Third Party rights by SomaLogic’s activities at its own expense and by counsel of its own choice, and Illumina shall have the right, at its own expense, to be represented in any such Action by counsel of its own choice. Neither Party shall have the right to settle any patent Infringement Action under this Section 9.6 in a manner that diminishes the rights or interests of, or includes any admission by, the other Party without the written consent of such other Party (which shall not be unreasonably withheld, conditioned or delayed).
ARTICLE 10
REPRESENTATIONS AND WARRANTIES AND COVENANTS
10.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) such Party is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to

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enter into this Agreement and to carry out the provisions hereof; (b) such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon such Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles, and does not conflict with any Contract or instrument, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over it; and (d) such Party has the right to grant the licenses granted by it under this Agreement.
10.2Mutual Covenants.
(a)Compliance.
(i)In the performance of its obligations under this Agreement, each Party shall comply and shall cause its Subsidiaries and its and its Subsidiaries’ employees and contractors to comply with all Applicable Laws, including all anti-corruption and anti-bribery laws and regulations, economic, trade and financial sanctions, and trade embargoes.
(ii)Each Party shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ employees and contractors not to, in connection with the performance of its and their respective obligations under this Agreement, directly or indirectly through any Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Public Official or Entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including either Party (and each Party represents and warrants that as of the Effective Date, such Party, and to its Knowledge, its Subsidiaries and its and its Subsidiaries’ employees and contractors, have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such Party’s obligations under this Agreement, and each Party covenants that it shall not, and shall not permit its Subsidiaries’ employees and contractors to, directly or indirectly, engage in any of the foregoing).
(iii)Each Party represents and warrants that neither it nor its Subsidiaries’ nor its or its Subsidiaries’ directors, officers or employees, nor, to its Knowledge, any agents or contractors acting on its or its Subsidiaries’ behalf, is subject to economic, trade and financial sanctions under Applicable Law. Neither Party shall directly or indirectly use the proceeds of the transactions or activities contemplated in this Agreement, or lend, contribute or otherwise make available such proceeds, in violation of applicable sanctions laws.
(iv)Each Party may suspend or terminate this Agreement in its entirety in the event there is a credible finding by a Governmental Authority, after a reasonable investigation, that the other Party, in connection with performance of such other Party’s obligations under this Agreement, has violated any anti-corruption or anti-bribery laws or regulations, economic, trade or financial sanctions, or trade embargoes, in each case under Applicable Law.
10.3Additional SomaLogic Representations, Warranties and Covenants. SomaLogic represents and warrants that, as of the Effective Date:
(a)neither SomaLogic nor any of its Affiliates is a party to any agreement with a Third Party in effect on the Effective Date under which it has granted such Third Party any license, or option or other right to obtain a license, to develop, manufacture or Commercialize any Licensed

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Product in the Territory (it being understood that this Section 10.3(a) does not apply to licenses to SomaScan Technology granted for purposes not specifically relating to any Licensed Product, solely to the extent such licenses would not reasonably be expected to include a grant of development, manufacturing or Commercialization rights regarding any Licensed Product);
(b)Exhibit A hereto contains a true and complete list of the Licensed Patents in the Territory existing as of the Effective Date (the “Existing Licensed Patents”);
(c)SomaLogic is the sole and exclusive owner of all right, title and interest in and to the Existing Licensed Patents, free of any lien or security interest;
(d)neither SomaLogic nor any of its Affiliates is a party to any Contract containing any provision that (i) restricts, restrains or prevents SomaLogic from entering into this Agreement or performing its obligations hereunder (including any such provision contained in a non-compete or similar arrangement) or (ii) restricts, interferes with or otherwise constrains the development, manufacture or Commercialization of any Licensed Product in the Territory;
(e)neither SomaLogic nor any of its Affiliates has been a party to any Action, or is a party to any pending Action, in each case, seeking to invalidate or otherwise challenge the enforceability of the claims of the issued Patents within the Licensed Patents, and SomaLogic has not received notice of any threatened Action in writing (or, to SomaLogic’s Knowledge, otherwise) seeking to invalidate or otherwise challenge the enforceability of the claims of such issued Patents;
(f)no Licensed Patent is the subject of any declaratory judgment, interference, reissue, derivation, opposition, revocation, cancellation, inter partes review, post-grant review, re-examination or other similar Action;
(g)neither SomaLogic nor any of its Affiliates has been a party to any Action, and is not a party to any pending Action, in each case, claiming that the development, manufacture or Commercialization of any Licensed Product, by reason of the use or commercialization of any Licensed Patents, SomaScan Technology, SomaLogic Foreground IP or SomaLogic Other IP in connection therewith, Infringes or would Infringe the Patents or other Intellectual Property of any Third Party, and SomaLogic has not received notice of any threatened Action in writing (or, to SomaLogic’s Knowledge, otherwise) claiming that the development, manufacture or Commercialization of any Licensed Product, by reason of the use or commercialization of any Licensed Patents, SomaScan Technology, SomaLogic Foreground IP or SomaLogic Other IP in connection therewith, Infringes or would Infringe the Patents or other Intellectual Property of any Third Party, and SomaLogic is not aware of any imminent or likely threat from a Third Party claiming such Infringement;
(h)(i) all issued Patents included in the Existing Licensed Patents are subsisting and, to SomaLogic’s Knowledge, valid and enforceable in all material respects; (ii) SomaLogic has not taken any action or failed to take any action which reasonably would be expected to cause any of the issued Existing Licensed Patents to lapse prematurely; and (iii) all pending Patent applications included in the Existing Licensed Patents are being diligently prosecuted in the respective patent offices in the Territory, in each case in accordance with Applicable Law;
(i)(i) each Person who has or has had any rights in or to any of the Licensed Patents or SomaScan Technology has assigned and has executed a written Contract presently assigning such Person’s entire right, title and interest in and to the Licensed Patents or SomaScan Technology, as applicable, to SomaLogic or its applicable Affiliate; (ii) no current officer, employee, agent or consultant of SomaLogic or any of its Affiliates is in violation of any term of any assignment or other Contract regarding the Licensed Patents or SomaScan Technology or of any employment Contract relating to the

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relationship of any such Person with SomaLogic or any of its Affiliates, which violation reasonably could be expected to adversely affect SomaLogic’s rights in any Licensed Patents or SomaScan Technology; and (iii) no Action has been brought or threatened in writing (or, to SomaLogic’s Knowledge, otherwise) by any Person disputing the inventorship or ownership of any of the Licensed Patents and SomaLogic is not aware of any reasonable basis for such inventorship or ownership dispute;
(j)SomaLogic and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Know-How, Trade Secrets and Confidential Information included in the SomaScan Technology and, to SomaLogic’s Knowledge, there have been no unauthorized uses or disclosures of any such Know-How, Trade Secrets or Confidential Information;
(k)to SomaLogic’s Knowledge, (i) the development, manufacture or Commercialization of the Licensed Products, by reason of the use or commercialization of any Licensed Patents, SomaScan Technology, SomaLogic Foreground IP or SomaLogic Other IP in connection therewith, has not Infringed, misappropriated or otherwise violated, and does not and will not Infringe, misappropriate or otherwise violate, any Patents or any other Intellectual Property of any Third Party, and SomaLogic is not aware of any reasonable basis for such Infringement, misappropriation or violation; and (ii) no Third Party is Infringing, misappropriating or otherwise violating the Licensed Patents or SomaScan Technology in any respect that reasonably could be expected to adversely affect the Commercialization of Licensed Products;
(l)(i) SomaLogic has not granted, and agrees not to grant during the Term, any right to any Third Party under any Licensed Patents or SomaScan Technology in the Field in the Territory that would conflict with any of the rights granted to Illumina hereunder; and (ii) SomaLogic has not received written notice that any of the Licensed Patents in the Territory is the subject of a compulsory license;
(m)to SomaLogic’s Knowledge, there is no Intellectual Property Controlled by any Third Party that, if not licensed to Illumina, necessarily would be infringed by the manufacture or Commercialization of any Licensed Product that reasonably could be expected to be developed under this Agreement; and
(n)all tangible or recorded information and data provided by or on behalf of SomaLogic to Illumina related to Intellectual Property Controlled by SomaLogic on or before the Effective Date in contemplation of this Agreement that is material to the transactions contemplated hereunder was and is, to the Knowledge of SomaLogic, true, accurate and complete in all material respects.
10.4Additional Illumina Representations, Warranties and Covenants. Illumina represents and warrants that, as of the Effective Date:
(a)neither Illumina nor any of its Affiliates is a party to any agreement with a Third Party in effect on the Effective Date under which it has granted such Third Party any license, or option or other right to obtain a license, to develop, manufacture or Commercialize any NGS-based proteomic distributable Kit that would reasonably be expected to compete with a Licensed Product in the Territory (it being understood that this Section 10.4(a) does not apply to licenses to the Illumina Sequencing Systems or Illumina Array-Based System granted for purposes not specifically relating to any Licensed Product or any NGS-based proteomic distributable Kit that would reasonably be expected to compete with a Licensed Product, solely to the extent such licenses would not reasonably be expected to include a grant of development, manufacturing or Commercialization rights regarding any Licensed Product or any NGS-based proteomic distributable Kit that would reasonably be expected to compete with a Licensed Product);

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(b) neither Illumina nor any of its Affiliates is a party to any Contract containing any provision that (i) restricts, restrains or prevents Illumina from entering into this Agreement or performing its obligations hereunder (including any such provision contained in a non-compete or similar arrangement) or (ii) restricts, interferes with or otherwise constrains the development, manufacture or Commercialization of any Licensed Product in the Territory;
(c)neither Illumina nor any of its Affiliates has been a party to any Action, and is not a party to any pending Action, in each case, claiming that the development, manufacture or Commercialization of any Licensed Product Infringes or would Infringe the Patents or other Intellectual Property of any Third Party, and Illumina has not received notice of any threatened Action in writing (or, to Illumina’s Knowledge, otherwise) claiming that the development, manufacture or Commercialization of any Licensed Product Infringes or would Infringe the Patents or other Intellectual Property of any Third Party, and Illumina is not aware of any imminent or likely threat from a Third Party claiming such Infringement;
(d)to Illumina’s Knowledge, there is no Intellectual Property Controlled by any Third Party that, if not licensed to Illumina, necessarily would be infringed by the manufacture or Commercialization of any Licensed Product that reasonably could be expected to be developed under this Agreement; and
(e)Illumina has not granted any right to any Third Party under any Patents included in the Illumina Background IP in the Field in the Territory that would conflict with Illumina’s obligations with respect to development, manufacture or Commercialization of Licensed Products set forth in this Agreement, including its obligations set forth in Section 4.5(b).
10.5Covenant to Update. Each Party will provide the other Party with prompt written notice if any of the representations, warranties or covenants of such Party in Section 10.3 or Section 10.4, as applicable, becomes untrue during the Term as if such representation, warranty or covenant was made as of such date.
10.6No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL PATENTS, KNOW-HOW, TRADE SECRETS AND TECHNOLOGY LICENSED BY A PARTY HEREUNDER OR USED BY A PARTY IN CONNECTION WITH ITS ACTIVITIES UNDER THIS AGREEMENT IS PROVIDED OR USED “AS IS”. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
ARTICLE 11
INDEMNIFICATION
11.1Indemnification by SomaLogic. SomaLogic shall indemnify and hold Illumina and its Affiliates, and each of their respective officers, directors, agents and employees (“Illumina Indemnitees”), harmless from and against any and all liabilities, expenses or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Illumina Indemnitee may become subject as a result of any claim, demand, action or other proceeding, in each case, by any Third Party (solely for purposes of this Article 11, a “Claim”) to the extent arising out of or resulting from:

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(a)the development, manufacture or Commercialization of any Licensed Product by or on behalf of SomaLogic or its Affiliates prior to, on or after the Effective Date;
(b)the gross negligence, willful misconduct or violation of Applicable Law of any of the SomaLogic Indemnitees;
(c)any breach of any of the warranties or representations made by SomaLogic under this Agreement; or
(d)any breach by SomaLogic of its covenants pursuant to this Agreement;
in each case, except to the extent such Losses arise out of or result from any breach by Illumina of any of its representations, warranties or covenants set forth in this Agreement or the gross negligence, willful misconduct or violation of Applicable Law by any Illumina Indemnitee, and would not have arisen or resulted but for such breach or gross negligence, willful misconduct or violation of Applicable Law. This Section 11.1 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax Claim.
11.2Indemnification by Illumina. Illumina shall indemnify and hold SomaLogic or its Affiliates, and each of their respective officers, directors, agents and employees (“SomaLogic Indemnitees”) harmless from and against any and all Losses to which any SomaLogic Indemnitee may become subject as a result of any Claim to the extent arising out of or resulting from:
(a)the development, manufacture or Commercialization of any Licensed Product by or on behalf of Illumina, its Affiliates or Sublicensees prior to, on or after the Effective Date, except to the extent such Losses arise out of or result from any Third Party Infringement or misappropriation Action and are exclusively related to Illumina’s (or its Affiliates’ or Sublicensees’) exercise of rights granted to the Licensed Patents, SomaLogic Other IP or SomaScan Technology in accordance with the terms and conditions set forth herein;
(b)the gross negligence, willful misconduct or violation of Applicable Law of any of the Illumina Indemnitees;
(c)any breach of any of the warranties or representations made by Illumina under this Agreement; or
(d)any breach by Illumina of its covenants pursuant to this Agreement;
in each case, except to the extent such Losses arise out of or result from any breach by SomaLogic of any of its representations, warranties or covenants set forth in this Agreement or the gross negligence, willful misconduct or violation of Applicable Law by any SomaLogic Indemnitee, and would not have arisen or resulted but for such breach or gross negligence, willful misconduct or violation of Applicable Law. This Section 11.2 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax Claim.
11.3Indemnification Procedure. If either Party is seeking indemnification under Section 11.1 or Section 11.2 (the “Indemnified Party”), it shall notify the other Party in writing (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the Claim, but not later than five (5) days after receiving notice of the Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The Indemnifying Party

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may assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party may participate, at its own expense and with counsel of its choice, in the defense of any Claim or suit that has been assumed by the Indemnifying Party. The Indemnified Party shall not admit to any wrongdoing or consent to the entry of any judgment or enter into any settlement with respect to any such Claim without the Indemnifying Party’s written consent. The Indemnifying Party shall not (a) admit to any wrongdoing or (b) consent to the entry of any judgment or enter into any settlement with respect to any such Claim to the extent such judgment or settlement provides for (i) relief other than money damages or (ii) money damages if the Indemnifying Party has not acknowledged in writing that it shall be responsible for such money damages, in the case of each of clauses (a) and (b), without the prior written consent of the Indemnified Party.
11.4Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and actions as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Actions (or potential losses or damages) under this Article 11. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
11.5LIMITATION OF LIABILITY.
(a)SPECIAL, INDIRECT AND OTHER LOSSES. EXCEPT IN THE EVENT OF SOMALOGIC’S BREACH OF ITS EXCLUSIVITY OBLIGATIONS UNDER SECTION 2.1, EITHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 4.5 OR ARTICLE 12, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS SECTION 11.5 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1 OR SECTION 11.2, AS APPLICABLE, WITH RESPECT TO ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES PAYABLE TO A THIRD PARTY IN CONNECTION WITH AN ACTION. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT ANY DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO GROSS NEGLIGENCE, WILLFUL MISCONDUCT, VIOLATION OF APPLICABLE LAW OR FRAUD.
(b)MAXIMUM LIABILITY. EXCEPT WITH RESPECT TO LOSSES ARISING OUT OF (I) A PARTY’S GROSS NEGLIGENCE (INCLUDING CONDUCT IN RECKLESS INDIFFERENCE TO THE RIGHTS OF OTHERS OR CONDUCT THAT IS SO CARELESS AS TO SHOW COMPLETE DISREGARD FOR THE RIGHTS AND SAFETY OF OTHERS), WILLFUL MISCONDUCT (INCLUDING ANY WILLFUL OR INTENTIONAL BREACH WITH KNOWLEDGE THAT THE OTHER PARTY WILL SUFFER HARM AS A RESULT OF SUCH BREACH OR OTHER CONDUCT WHERE A PARTY INTENTIONALLY ACTS OR FAILS TO ACT KNOWING THAT ITS CONDUCT WILL PROBABLY RESULT IN INJURY OR DAMAGE), VIOLATION OF APPLICABLE LAW OR FRAUD; (II) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11, (III) EITHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 12; OR (IV) A BREACH BY ILLUMINA OF ITS PAYMENT OBLIGATIONS UNDER ARTICLE 8 OR BY SOMALOGIC OF ITS REFUND OBLIGATIONS UNDER SECTION 8.3(a)(v) (BUT, IN EACH CASE, ONLY UP TO THE AMOUNT OF SUCH UNPAID OR UNREFUNDED AMOUNTS PAYABLE OR REFUNDABLE THEREUNDER), THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS OR DAMAGES ARISING OUT OF THIS AGREEMENT (WHETHER ARISING UNDER CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCT LIABILITY OR

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OTHERWISE) SHALL IN NO EVENT EXCEED THE GREATER OF (A) THE AMOUNT ACTUALLY PAID TO SOMALOGIC BY ILLUMINA PURSUANT TO SECTIONS 8.1, 8.2 OR 8.3 OF THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT TRIGGERING SUCH LIABILITY OR (B) (***).
11.6Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with normal business practices of prudent companies similarly situated and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.
11.7Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees due, full and punctual payment by Illumina of all amounts (i) owed by Illumina to SomaLogic under Article 8 and (ii) all amounts owed by Illumina to any SomaLogic Indemnitees with respect to Illumina’s obligations of indemnity under Section 11.2, in each case for so long as such obligations exist under this Agreement (including, for the avoidance of doubt, all such obligations that expressly survive expiration or termination of this Agreement). Guarantor hereby represents and warrants to SomaLogic that Guarantor has full corporate power and authority to enter into and perform the guaranty set forth in this Section 11.7 and that such guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.
ARTICLE 12
CONFIDENTIALITY; PUBLICATION
12.1Duty of Confidence. During the period beginning on the Effective Date and ending on the seventh (7th) anniversary of the end of the Term or, solely in the case of Confidential Information that constitutes a Trade Secret and is conspicuously labelled or marked as “trade secret” upon disclosure, for so long as the Confidential Information remains protected as a Trade Secret under Applicable Laws, subject to the other provisions of this Article 12:
(a)all Confidential Information disclosed by a Party or any of its Affiliates (the “Disclosing Party”) under this Agreement shall be maintained in confidence and otherwise safeguarded by the recipient Party (the “Receiving Party”) using at least the same standard of care as the Receiving Party uses to protect its own proprietary or Confidential Information (but in no event less than reasonable care);
(b)the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement;
(c)the Receiving Party may only disclose such Confidential Information to: (i) the Receiving Party’s Affiliates and, in the case of Illumina as the Receiving Party, its Sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and, in the case of Illumina as the Receiving Party, Sublicensees; in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality, and not to make any unauthorized use or disclosure, of such Confidential Information (or, in the case of the Receiving Party’s attorneys and independent accountants, such person is obligated by applicable professional or ethical obligations) in a manner consistent with this Article 12; and
(d)the terms of this Agreement shall be considered Confidential Information of both Illumina and SomaLogic (it being understood that both Illumina and SomaLogic shall be deemed to be the Disclosing Party with respect thereto and, except as otherwise provided in this Article 12, the

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exceptions in paragraphs (a) and (d) of Section 12.2 shall not apply to either Party with respect to the terms of this Agreement).
12.2Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate by competent evidence that such Confidential Information:
(a)was known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party;
(b)is in the public domain by use or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no act or omission of the Receiving Party in breach of this Agreement;
(c)is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or
(d)is developed by the Receiving Party independently and without use of or reference to any Confidential Information disclosed to it by or on behalf of the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party.
12.3Authorized Disclosures. Notwithstanding the obligations set forth in Section 12.1, the Receiving Party may disclose Confidential Information of the Disclosing Party and the terms of this Agreement to the extent such disclosure is reasonably necessary in the following instances:
(a)filing or prosecuting of Patents as permitted by this Agreement;
(b)enforcing the Receiving Party’s rights under this Agreement or performing the Receiving Party’s obligations under this Agreement;
(c)in Regulatory Documentation for any Licensed Product that such Party has the right to file under this Agreement;
(d)prosecuting or defending litigation as permitted by this Agreement;
(e)to the Receiving Party’s directors, Affiliates, actual or potential Sublicensees (in the case of Illumina), actual or potential employees, commercial partners, independent contractors, consultants, attorneys, independent accountants or financial advisors who, in each case, have a need to know such Confidential Information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement; provided that, in each case, any such Person agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such person is obligated by applicable professional or ethical obligations) at least as restrictive as those set forth in this Article 12;
(f)to actual or bona fide potential investors, investment bankers, lenders, other financing sources or acquirors (and attorneys and independent accountants thereof) in connection with potential investment, acquisition, collaboration, merger, public offering, due diligence or similar investigations by such Third Parties or in confidential financing documents; provided that, in each case, any such Third Party agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Third Party is obligated by applicable

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professional or ethical obligations) that are no less stringent than those contained in this Agreement (except to the extent that a shorter confidentiality period is customary in the industry); and
(g)where such disclosure is required by court order, judicial or administrative process or Applicable Law; provided that in such event the Receiving Party shall, except where impracticable or legally impermissible, (i) promptly inform the Disclosing Party of such required disclosure, (ii) use efforts to secure confidential treatment or a protective order with respect to the Confidential Information required to be disclosed at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (iii) provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations before such disclosure. Confidential Information that is disclosed as required by court order, judicial or administrative process or Applicable Law shall remain otherwise subject to the confidentiality and non-use provisions of this Article 12.
12.4Publicity; Use of Names. Neither Party shall, and shall cause its Affiliates not to, use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees or consultants in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except to the extent expressly permitted under Sections 12.3, 12.6 or 12.7 or as otherwise required by Applicable Law. Notwithstanding anything to the contrary in Section 13.7, the terms and conditions of this Section 12.4 shall not survive any expiration or termination of this Agreement.
12.5Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement as set forth in the definition of “Confidential Information” in Article 1.
12.6Disclosure to the SEC.
(a)A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by Applicable Laws after complying with the procedure set forth in this Section 12.6. With respect to disclosure of this Agreement and its terms, the Party seeking to make such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party shall promptly (and in any event, no less than seven (7) days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the timelines prescribed by applicable SEC regulations. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of this Agreement from the SEC as represented by the redacted version reviewed by the other Party.
(b)Further, each Party acknowledges that the other Party may be required by Applicable Laws, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded, to make public disclosures (including in filings with the SEC or other Governmental Authority) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws or such listing rules; provided that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon.

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12.7Press Release; Publication
. The Parties have agreed on an initial press release, which will be issued by the Parties promptly after the Effective Date. Except as set forth in the preceding sentence, neither Party shall (a) make any public announcement regarding the execution of this Agreement or the terms hereof, including the achievement of Regulatory Approvals of any Licensed Product, or (b) otherwise publicly disclose any data, information or results related to the development or Commercialization of any Licensed Product under this Agreement, in each case of the foregoing clauses (a) and (b), without the other Party’s prior review and written consent (not to be unreasonably conditioned, withheld or delayed); provided, however, that (i) in the event that a public announcement or disclosure has been made in compliance with this Agreement, each Party may make subsequent public announcements or disclosures disclosing the same content without the other Party’s prior review or written consent and (ii) Illumina shall have the right to, at its sole discretion and without SomaLogic’s prior review or written consent, publicly disclose (including through a public announcement, press release, publication, abstract, manuscript or presentation) any data, information or results generated by or on behalf of Illumina or any of its Affiliates or Sublicensees in connection with the development or Commercialization of any Licensed Product that does not include any Confidential Information of SomaLogic or its Affiliates or any Joint Foreground IP. Notwithstanding anything to the contrary in Section 13.7, the terms and conditions of this Section 12.7 shall not survive any expiration or termination of this Agreement.
12.8Reporting of Financial Information. From and after the Effective Date, to the extent required by the SEC in connection with a registered public offering of securities, then SomaLogic, at Illumina’s expense, shall (a) cooperate with Illumina or its Affiliates and their respective accountants and auditors by providing access to information, books and records related to any of the Licensed Products as Illumina may reasonably request in connection with the preparation by Illumina or its Affiliates of historical abbreviated financial statements (within the meaning of Rule 3.05 and Article 11 of Regulation S-X) and pro forma financial statements related to any of the Licensed Products as may be required to be included in any filing made by Illumina or any of its Affiliates under the Securities Act or the Exchange Act, including Regulation S-X, and (b) without limiting the foregoing, shall provide Illumina with such information as is required for Illumina or its Affiliates to prepare audited “carve out” financial statements related to the Licensed Products, for the two (2) Fiscal Years prior to the Effective Date (or such shorter period as agreed to by Illumina) and information requested by Illumina and reasonably necessary to prepare any applicable pro forma financial information required to be filed by Illumina with the SEC. Such cooperation shall include, as applicable, and at Illumina’s expense, (i) the signing of management representation letters to the extent required in connection with any such audit performed by Illumina’s auditors, (ii) providing Illumina or its Affiliates and their respective accountants and auditors with access to management representation letters provided by SomaLogic to SomaLogic’s accountants and auditors, and (iii) causing SomaLogic’s accountants, auditors and counsel to cooperate with Illumina or its Affiliates and its accountants, auditors and counsel in connection with the preparation and audit of any financial information to be provided under this Section 12.8. The financial information provided to Illumina or its Affiliate under this Section 12.8 shall be prepared by SomaLogic in good faith and will be based on, and derived from, the financial books and records of SomaLogic, including estimates, assumptions and other information that are determined by SomaLogic (acting in good faith) to be fair and reasonable on the date such financial information is prepared. If SomaLogic is required to provide Illumina with the audited financial statements contemplated hereunder, the selection of an external audit firm shall be at the discretion of SomaLogic. Such financial statements shall be derived from SomaLogic’s historical financial statements, and accurately present in all material respects the financial position of the Licensed Products as of the dates thereof. SomaLogic hereby consents to the inclusion or incorporation by reference of any financial statements provided to Illumina under this Section 12.8 in any filing by Illumina or its Affiliates with the SEC and, upon request therefor of Illumina, agrees to request that any auditor of SomaLogic that audits any financial statements provided to Illumina or its Affiliates under this Section 12.8 consent to the inclusion or

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incorporation by reference of its audit opinion with respect to such financial statements in any filing by Illumina or its Affiliates with the SEC.
ARTICLE 13
TERM AND TERMINATION
13.1Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as permitted by this Agreement, shall expire upon the expiration of the last-to-expire Royalty Term for any and all Licensed Products in the Territory (the “Term”).
13.2Termination.
(a)Termination for Cause. If either Party is in material breach of its obligations hereunder, then the non-breaching Party may deliver written notice of such breach to the other Party. The allegedly breaching Party shall have (***) from the date of the receipt of the written notice to cure such breach; provided that if such breach cannot reasonably be cured during the foregoing cure period, but is capable of cure within (***) after receipt of notice of such breach, then the breaching Party may submit to the non-breaching Party a reasonable cure plan to remedy such material breach that is reasonably acceptable to the non-breaching Party, and upon such submission, the applicable cure period will automatically be extended for so long as the breaching Party continues to use reasonable efforts to cure such material breach in accordance with such cure plan, but for no more than (***) from receipt of notice of such breach; provided, however, that the (***) additional cure period shall not apply to payment disputes and, if such payment dispute is not resolved within (***) from the date of Illumina’s receipt of written notice from SomaLogic to cure a putative payment breach, such dispute shall immediately proceed to dispute resolution under Section 14.11. If the allegedly breaching Party fails to cure such breach within the (***)-cure period set forth above, then the Party originally delivering the written notice of breach may terminate this Agreement immediately by providing written notice of termination to the other Party. Any right to terminate this Agreement under this Section 13.2(a) other than a termination by either Party that is based on a material breach by the other Party of any provision of Article 12 or a termination by SomaLogic by reason of a failure by Illumina to pay any undisputed payment owing under Article 8 shall be stayed and the applicable cure period tolled if, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Section 14.11 with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Section 14.11. If a Party is determined to be in material breach of this Agreement by the dispute resolution procedures set forth in Section 14.11, the other Party may terminate this Agreement if the breaching Party fails to cure such breach within (***) after the conclusion of the dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party).
(b)Termination for Bankruptcy. This Agreement may be terminated immediately at any time during the Term by either Party by providing written notice if: (i) the other Party applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its assets, (ii) the other Party makes a general assignment for the benefit of its creditors, (iii) the other Party is dissolved or liquidated in full or in substantial part, (iv) the other Party commences a voluntary case under Chapter 7 (or “Chapter 7 Case”) of the United States Bankruptcy Code or consents to any such relief or to the appointment of or taking possession of its property by any official in such an involuntary case or such other Action commenced against it, (v) the other Party takes any corporate action for the purpose of effecting any of the foregoing, (vi) a case under Chapter 11 of the Bankruptcy Code in respect of such Party is converted to a Chapter 7 Case, or (vii) the other Party becomes the subject of an involuntary Chapter 7 Case or other Action seeking liquidation with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect that is not dismissed within ninety (90) days after commencement.

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(c)Termination for Patent Challenge. SomaLogic may terminate this Agreement for cause in accordance with Section 13.2(a) in the event that Illumina or any of its Affiliates (i) directly or indirectly challenges or opposes the validity or enforceability of any of the Licensed Patents anywhere in the world or (ii) assists a Third Party in challenging or opposing the validity or enforceability of any of the Licensed Patents anywhere in the world (except, in each of case (i) or (ii), to the extent Illumina or any of its Affiliates would materially breach a legal obligation owed to a Third Party arising from or related to an agreement between Illumina and/or its Affiliates and such Third Party existing as of the Effective Date by not providing required assistance to such Third Party; provided that such assistance is the minimum required to be taken by Illumina or its relevant Affiliate to avoid materially breaching such existing legal obligation).
13.3Termination for Convenience. Illumina may terminate this Agreement without cause at any time during the Term upon (***) written notice to SomaLogic; provided, that Illumina is not in material breach of its obligations under this Agreement.
13.4Effect of Expiration or Termination.
(a)Effect Upon Expiration. Upon expiration (but not earlier termination) of this Agreement pursuant to Section 13.1: (i) the Licenses shall automatically become fully-paid, royalty-free (except as otherwise set forth in Section 8.3(a)(iii)(B) or Section 8.3(a)(iv)), irrevocable and perpetual; and (ii) all other rights and obligations of the Parties under this Agreement shall terminate, except as provided in Section 13.7.
(b)Effect Upon Termination. Except as expressly set forth in Section 13.6, upon termination of this Agreement, the following consequences shall apply and shall be effective as of the effective date of such termination:
(i)the Licenses shall terminate; provided that, notwithstanding such termination, Illumina and its Affiliates and Sublicensees shall have, to the extent permissible pursuant to Applicable Law and so long as the termination is not as a result of gross negligence or willful misconduct by Illumina or a material breach by Illumina of its obligations under Section 2.7, Section 4.5, Article 8 or Article 12, the right for (***) (or such longer period as mutually agreed by the Parties) after the effective date of such termination to sell or otherwise dispose of all Licensed Products then in their inventory and any in-progress inventory as though this Agreement had not terminated and such sale or disposition shall not constitute Infringement, misappropriation or violation of the SomaLogic Other IP, Licensed Patents, SomaScan Technology, SomaLogic Foreground IP or SomaLogic Trademarks; provided further, that any such sales shall be included in the Net Sales for purposes of this Agreement and subject to Illumina’s payment obligations under Article 8;
(ii)each Party shall return to the other Party or destroy, at the other Party’s election, all Confidential Information of such other Party, including all copies thereof and all materials, substances and compositions delivered or provided by such other Party to such first Party; provided, however, that such first Party may keep one copy of such Confidential Information in its legal files solely for the purpose of enabling it to comply with the provisions of this Agreement, and such first Party shall not be required to remove such Confidential Information from its back-up or archive electronic records, including its electronic laboratory notebook and laboratory information management systems;
(iii)except as otherwise provided in this Agreement, all rights and obligations of the Parties under this Agreement will terminate as of the effective date of such termination; provided, however, that upon Illumina’s request, subject to Section 13.5(c), SomaLogic may grant a direct license under (A) the Licensed Patents, SomaScan Technology and SomaLogic Foreground IP to make, have

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made, use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory and (B) the SomaLogic Other IP, solely to the extent (1) reasonably necessary or useful to make or have made Licensed Products in the Field in the Territory or (2) reasonably necessary to use, Sell, have Sold, offer for Sale, import and export Licensed Products in the Field in the Territory; to any Sublicensee hereunder (A) with the same scope as and (B) on terms and conditions no less favorable to, and no more onerous on, such Sublicensee than, in each case of the foregoing clauses (A) and (B), the terms and conditions of the applicable Contract between Illumina and such Sublicensee; and
(iv)solely in the event of Illumina’s termination under Section 13.3, (A) Illumina shall (***), (B) notwithstanding Section 9.3, SomaLogic shall (***); and (C) Illumina shall (***).
13.5Occurrence of Certain Events.
(a)SomaLogic Change of Control. SomaLogic shall notify Illumina in writing within (***)of entering into any definitive agreement with any Third Party involving (***). If SomaLogic (***), then the following consequences shall apply:
(i)(***);
(ii)(***);
(iii)(***);
(iv)(***); and
(v)(***).
(b)SomaLogic Material Breach. In the event Illumina terminates this Agreement pursuant to Section 13.2(a) by reason of a material breach by SomaLogic, then the following consequences shall apply:
(i)SomaLogic shall (***)
(ii)SomaLogic shall (***).
(iii)SomaLogic shall (***).
(c)Illumina Material Breach. In the event SomaLogic terminates this Agreement pursuant to Section 13.2(a) by reason of a material breach by Illumina, then the following consequences shall apply:
(i)Illumina shall (***);
(ii)Solely with respect to Illumina’s material breach of any of Sections (***) and any of Illumina’s obligations (***)under (***), if such material breach occurs during (***), Illumina’s obligations pursuant to (***) shall (***); and
(iii)if such termination resulted from material breach by Illumina of its obligations under (***), Illumina shall (***).

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13.6Alternative to Termination. Without limiting any other remedy that may be available to Illumina hereunder, if Illumina has the right to terminate this Agreement pursuant to(***), Illumina may (***).
13.7Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. Except as expressly provided elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: (***).
13.8Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.
ARTICLE 14
GENERAL PROVISIONS
14.1Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the internal laws of the State of New York, as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflict-of-law principles thereof. Any dispute, controversy or Action arising from or related to this Agreement or the breach thereof shall exclusively be resolved in the manner set forth in Section 14.11. Each Party agrees that service of process upon such Party in any such dispute, controversy or Action shall be effective if notice is given in accordance with Section 14.10 of this Agreement. For the avoidance of doubt, the Parties agree that adherence to this Section 14.1 shall not limit the Parties’ right to seek specific performance or other equitable relief as set forth in Section 14.6.
14.2Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that either Party may assign or otherwise transfer this Agreement and any of its rights and obligations hereunder without the other Party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business or assets of such Party to which this Agreement relates to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise; provided that in the event of any such transaction or a transaction in which such Party is acquired by a Third Party by stock purchase, merger or otherwise (whether or not this Agreement is actually assigned to or is assumed by the acquiring party by operation of law), all Intellectual Property of the acquiring party to such transaction (if other than one of the Parties to this Agreement) and its Affiliates existing prior to such transaction shall not be included in the Intellectual Property licensed hereunder; or (b) to an Affiliate; provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and any such successors or permitted assigns of a Party shall, upon any such succession or assignment, be deemed to be a party to this Agreement as though named herein in substitution for such Party, whereupon such Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. Any assignment not in accordance with this Section 14.2 shall be null and void. For the avoidance of doubt, nothing in this Section 14.2 shall limit Illumina’s rights under Section 13.5(a).

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14.3Entire Agreement; Modification. This Agreement, including the Exhibits and Schedules hereto, together with the Supply Agreement, constitutes the entire agreement and understanding of the Parties and supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any matters contained herein and therein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement. Each of the Parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether Party to this Agreement or not) other than as expressly set out in this Agreement or any Exhibit or Schedule hereto as a representation or warranty, except for fraud.
14.4Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction in the Territory (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement (to the extent preserved pursuant to Section 365(n) of Title 11 of the United States Code) promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 14.4 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy if a case is commenced by or against a Party under the Bankruptcy Laws during the Term.
14.5Relationship Between the Parties. The Parties’ relationship with one another, as established by this Agreement, is solely that of independent contractors. This Agreement does not create, and the Parties shall not treat their relationship under this Agreement as, any partnership, joint venture, employment, franchise, agency, fiduciary or similar business relationship between the Parties. Neither Party is a legal representative of the other Party. Neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
14.6Specific Performance. Each Party agrees that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Party acknowledges and agrees that, notwithstanding Section 14.1 and Section 14.11, and without waiving any other remedy under this Agreement, the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief from any court of competent jurisdiction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The Parties agree not to assert that a remedy of specific enforcement or other equitable relief is unenforceable, invalid, contrary to Applicable Laws or inequitable for any reason, and agree not to

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assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 14.6 shall not be required to provide any bond or other security in connection with any such injunction.
14.7Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
14.8Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods or other acts of God, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.
14.9Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by all Applicable Laws.
14.10Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be delivered either in person, by any method of mail (postage prepaid) requiring return receipt, by email, or by internationally recognized overnight courier, freight prepaid, to the Party to be notified at its address(es) given below. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Party to be notified at its address(es) given below, or at any address such Party may designate by ten (10) days’ advance written notice to each other Party.
If to SomaLogic:
SomaLogic, Inc.
Attn: Legal Department
2945 Wilderness Place
Boulder, CO 80301
Email: (***)

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If to Illumina or Guarantor:
Illumina Cambridge, Ltd.
Attn: Vice President, Finance
Illumina Centre
19 Granta Park
Great Abington
Cambridge
CB21 6DF, United Kingdom

And:

Illumina, Inc.
Attn: (***)
5200 Illumina Way
San Diego, CA 92122
Email: (***)

With copy sent concurrently to:
Illumina, Inc.
Attn: General Counsel
5200 Illumina Way
San Diego, CA 92122
Email: (***)
And with copy sent concurrently to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:    (***)
    (***)
E-mail:     (***)
    (***)

14.11Dispute Resolution.
(a)The Parties agree that, except as expressly set forth in Sections 8.11(e), 13.5(b)(ii) and 14.11(g), the procedures set forth in Sections 14.11(b), 14.11(c), 14.11(d) and 14.11(e) shall be the exclusive mechanism for resolving any dispute, controversy or Action between the Parties that may arise from time to time pursuant to, arising out of or in connection with this Agreement, including any Party’s rights or obligations hereunder or any questions regarding the formation, existence, validity, enforceability, performance, interpretation, breach or termination hereof (collectively, “Disputes”) that cannot be resolved through good-faith negotiation between the Parties.
(b)The Parties shall negotiate in good-faith and use reasonable efforts to settle any Dispute. Subject to Section 14.11(g), in the event the Parties cannot resolve such Dispute within a period of thirty (30) days from when the Dispute is first identified in writing by the Party raising or asserting such Dispute, then either Party may, by written notice to the other Party, refer the Dispute for attempted resolution by good faith negotiation between the Executive Officers within thirty (30) days after such notice is received. Any Dispute (other than an Excluded Dispute) that is not resolved by the

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Executive Officers within the above 30-day period shall, upon the written request of either Party to the other Party, be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures (or the most closely analogous JAMS dispute resolution rules) then in effect (the “JAMS Rules”).
(c)The arbitration shall be conducted by a panel of three (3) neutral arbitrators, each of whom shall have relevant legal or business experience, and none of whom shall be a current or former employee or director, or a current significant shareholder, of either Party or any of their respective Affiliates or Sublicensees; and within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third (3rd) arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third (3rd) arbitrator, then on the thirtieth (30th) day after the initiation of arbitration, the two (2) Party-selected arbitrators shall make a written request to JAMS to appoint a third (3rd) arbitrator. JAMS shall appoint such third (3rd) arbitrator within fourteen (14) days of being notified by the two (2) Party-selected arbitrators. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Within thirty (30) days after selection of the third arbitrator, the arbitrators shall conduct the Preliminary Conference (as defined in the JAMS Rules). In addressing any of the subjects within the scope of the Preliminary Conference, the arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. The arbitral tribunal shall, in rendering an award, apply the substantive law of the State of New York, USA, without giving effect to any conflicts of law provisions thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and without giving effect to any of its rules or laws relating to arbitration. The award shall include a written statement describing the essential findings and conclusions upon which the award is based, including the calculation of any damages awarded. The arbitral tribunal’s authority to award special, incidental, consequential or punitive damages or lost profits shall be subject to the limitation set forth in Section 11.5, except to the extent the substantive laws of the State of New York, USA, do not permit such limitation. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.
(d)Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.
(e)Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither Party nor an arbitrator may disclose the existence, content or results of an arbitration without the prior written consent of the other Party. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable Action based on the dispute, controversy or Action would be barred by the applicable statute of limitations in New York.
(f)The Parties agree that, in the event of a Dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution through arbitration or other judicial determination by a Governmental Authority, in each case when no further challenge or appeal is available. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if an arbitrator or court determines that such payments are not due.
(g)As used in this Section 14.11, the term “Excluded Dispute” means a Dispute that concerns (i) the construction, scope, validity, enforceability, inventorship or Infringement, misappropriation or other violation of any Intellectual Property; or (ii) any antitrust, anti-monopoly or

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competition law or regulation, whether or not statutory. Either Party may, without waiving any remedy under this Agreement, bring an Excluded Dispute in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, Infringement, misappropriation or other violation of any Intellectual Property, and no such Excluded Dispute shall be subject to arbitration pursuant to Sections 14.11(b) and 14.11(c). The venue of any Action brought by either Party pursuant to this Section 14.11(g) shall be exclusively in the United States District Court for the Southern District of New York (“SDNY”), or if the SDNY does not have the jurisdiction to hear such Action, in a state court located in New York county, and each Party expressly and irrevocably consents and submits to the jurisdiction of such courts having appropriate jurisdiction in connection with any such legal Action.
14.12Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
14.13WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM OR RELATED TO THIS AGREEMENT OR THE BREACH THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT ARISE FROM OR RELATE TO THIS AGREEMENT OR THE BREACH THEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
14.14Titles and Subtitles. The titles and subtitles to the several Articles, Sections and subsections used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
14.15Variation. No variation of or amendment to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.
14.16Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
14.17Business Day Requirements. If any notice or other act or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other act or omission shall be deemed to be required to be taken on the next occurring Business Day.
14.18English Language. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

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14.19Interpretation. All references in this Agreement to the singular include the plural where applicable. Unless otherwise specified, references to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement and references in this Agreement to any Article include all Sections, subsections and paragraphs in such Article, and references to any Section include all subsections and paragraphs in such Section. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Unless the context requires otherwise, (i) “include”, “includes” or “including” shall be deemed to be followed by “without limitation”; (ii) “hereof”, “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (iv) the singular includes the plural and vice versa; and (v) “any” shall mean “any and all”; (vi) “or” is used in the inclusive sense of “and/or”; (vii) the words “date hereof” shall refer to the date of this Agreement; (viii) all references to “$” mean the lawful currency of the United States of America; (ix) any definition of or reference to any Contract, instrument or other document herein shall be construed as referring to such Contract, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (x) any reference to any laws herein shall be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended and shall be deemed also to include any Applicable Law; and (xi) any reference herein to any Person shall be construed to include such Person’s successors and assigns. All references to days in this Agreement mean calendar days, unless otherwise specified.
14.20Further Assurances and Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.
14.21Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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In Witness Whereof, the Parties have caused this Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

SomaLogic, Inc. By: __________________________________ Name: W. Roy Smythe Title: CEO

Illumina Cambridge, Ltd.

By: __________________________________
Name: Mark Robinson
Title: VP, Finance

SOLELY FOR PURPOSES OF SECTION 11.7
Illumina, Inc.

By: __________________________________
Name: Joydeep Goswami
Title: Senior Vice President

Signature Page to Collaboration Agreement

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EXHIBIT A
Licensed Patents
(***)

Docket Number	Title	Country	Sub Case	Case Type	Application Status	Application No.	Filing Date	Patent No.	Issue Date

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CERTAIN INFORMATION IDENTIFIED WITH THE MARK “(***)”, “(***%***)” AND “(***$***)” HAS BEEN EXCLUDED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SEC PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST WITH RESPECT TO THIS OMITTED INFORMATION.
EXHIBIT B
Development Plan
(***)

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EXHIBIT C
SomaLogic Trademarks
1.SomaLogic

2.

3.SomaScan

4.SOMAmer

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EXHIBIT D
Knowledge Transfer

SomaLogic will transfer to Illumina the Intellectual Property, information, Know-How, and materials listed herein.

Timeline:
•Commencement of Knowledge Transfer: No later than (***) after the Effective Date of the Agreement.
•Completion of Knowledge Transfer: The goal is to complete Knowledge Transfer no later than (***) after the Effective Date of the Agreement.
Information and Know-How related to SomaLogic’s current SomaScan Assay with array readout

Requirement	Priority Level	Target Deadline

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EXHIBIT E
SomaLogic Trademark Usage Guidelines

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EXHIBIT F
SOMAmer Reagents
This Exhibit F contains a summary of the materials SomaLogic supplies for its SomaScan 7K array-based kits (minus certain components specific to the array readout). For the initial Licensed Product (10K NGS-based proteomic distributable kit) and subsequent Licensed Products, SomaLogic will supply similar materials (based on scaling of SomaLogic’s SomaScan 7K array-based kits) under the Supply Agreement during the term. For the avoidance of doubt, for purposes of the Agreement, components supplied below will be scaled to 10K protein targets and made available at such cost as set forth in Section 8.11(a)(ii) of the Agreement.

Part number	Item Description	Contents	Storage Conditions

•
•
•
•

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EXHIBIT G
Designated Specified Proteomics Companies
(***)